================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: February 2, 2001

             (Date of earliest event reported: January 29, 2001)




                           EL PASO ENERGY CORPORATION
             (Exact name of registrant as specified in the charter)



         DELAWARE                    1-14365                      76-0568816
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)



                             EL PASO ENERGY BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (713) 420-2131

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 29, 2001, we completed our merger with The Coastal Corporation by merging one of our subsidiaries into Coastal, with Coastal remaining as the surviving corporation. The merger agreement, dated January 17, 2000, is included as an exhibit to this report.

     In the merger, we:

o issued approximately 271 million shares of El Paso Energy common stock valued at approximately $17 billion based on the New York Stock Exchange closing price of our stock on January 29, 2001 of $63.10, and

o retained approximately $7 billion of Coastal debt and preferred equity.

     The number of shares exchanged in the merger was determined as follows:


     Coastal Stock Exchanged                 El Paso Energy Stock Issued
  -----------------------------            -------------------------------

  1 share of Coastal common                1.23 shares of El Paso Energy common
  1 share of Coastal Class A common        1.23 shares of El Paso Energy common
  1 share of Coastal Series A and B
    convertible preferred                  9.133 shares of El Paso Energy common
  1 share of Coastal Series C
    convertible preferred                  17.98 shares of El Paso Energy common

We also issued approximately 4 million shares of El Paso Energy common stock in exchange for Coastal stock options. We now own 100 percent of Coastal.

     We are engaged in a comprehensive review of Coastal's business operations. We will integrate, as much as possible, Coastal's operations with ours to increase operating and administrative efficiencies through facilities consolidation and reengineering, workforce reductions, and coordinating purchasing and marketing activities.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of business acquired.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
The Coastal Corporation
Houston, Texas

      We have audited the accompanying consolidated balance sheets of The Coastal Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, common stock and other stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of The Coastal Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.









DELOITTE & TOUCHE LLP



Houston, Texas
February 8, 2000

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                      STATEMENT OF CONSOLIDATED OPERATIONS
                     (Millions of Dollars Except Per Share)


                                                                                 Year Ended December 31,
                                                                      --------------------------------------------
                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
OPERATING REVENUES..............................................      $   8,197.2     $   7,368.2      $   9,730.1
                                                                      -----------     -----------      -----------

OPERATING COSTS AND EXPENSES
   Purchases....................................................          5,148.7         4,376.8          6,863.5
   Operating and general expenses...............................          1,687.2         1,674.9          1,700.4
   Depreciation, depletion and amortization.....................            479.6           443.2            433.5
                                                                      -----------     -----------      -----------
                                                                          7,315.5         6,494.9          8,997.4
                                                                      -----------     -----------      -----------

OTHER INCOME - NET..............................................            114.4            71.2            111.8
                                                                      -----------     -----------      -----------

EARNINGS BEFORE INTEREST AND INCOME TAXES.......................            996.1           944.5            844.5
                                                                      -----------     -----------      -----------

OTHER EXPENSES
   Interest and debt expense....................................            323.3           294.9            307.5
   Taxes on income..............................................            173.9           166.7            138.3
                                                                      -----------     -----------      -----------

EARNINGS FROM CONTINUING OPERATIONS
   BEFORE EXTRAORDINARY ITEM....................................            498.9           482.9            398.7

DISCONTINUED OPERATIONS - NET OF INCOME TAXES
   Loss from operations.........................................                -            (3.5)            (6.6)
   Estimated loss on disposal...................................                -           (35.0)               -
                                                                      -----------     -----------      -----------

EARNINGS BEFORE EXTRAORDINARY ITEM..............................            498.9           444.4            392.1

EXTRAORDINARY ITEM - NET OF INCOME TAXES
   Loss on early extinguishment of debt.........................                -               -            (90.6)
                                                                      -----------     -----------      -----------

NET EARNINGS....................................................            498.9           444.4            301.5

DIVIDENDS ON PREFERRED STOCK....................................               .3             6.0             17.4
                                                                      -----------     -----------      -----------

NET EARNINGS AVAILABLE TO COMMON
   STOCKHOLDERS.................................................      $     498.6     $     438.4      $     284.1
                                                                      ===========     ===========      ===========

BASIC EARNINGS PER SHARE
   From continuing operations before extraordinary item.........      $      2.34     $      2.24      $      1.80
   Discontinued operations......................................                -            (.18)            (.03)
   Extraordinary item...........................................                -               -             (.43)
                                                                      -----------     -----------      -----------

   NET BASIC EARNINGS PER SHARE.................................      $      2.34     $      2.06      $      1.34
                                                                      ===========     ===========      ===========

DILUTED EARNINGS PER SHARE
   From continuing operations before extraordinary item.........      $      2.30     $      2.21      $      1.77
   Discontinued operations......................................                -            (.18)            (.03)
   Extraordinary item...........................................                -               -             (.42)
                                                                      -----------     -----------      -----------

   NET DILUTED EARNINGS PER SHARE...............................      $      2.30     $      2.03      $      1.32
                                                                      ===========     ===========      ===========




                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)

                                                                                              December 31,
                                                                                      ---------------------------
                                                                                          1999            1998
                                                                                      -----------      ----------
ASSETS
------
CURRENT ASSETS
   Cash and cash equivalents.....................................................     $      44.4      $    106.9
   Receivables, less allowance for doubtful accounts $17.4 million (1999)
      and $15.9 million (1998)...................................................         1,932.5         1,142.8
   Inventories...................................................................           732.7           499.5
   Prepaid expenses and other....................................................           213.9           220.6
                                                                                      -----------      ----------
      Total current assets.......................................................         2,923.5         1,969.8
                                                                                      -----------      ----------

PROPERTY, PLANT AND EQUIPMENT - AT COST
   Natural gas systems...........................................................         6,328.7         6,069.2
   Refining, crude oil and chemical facilities...................................         2,555.0         2,424.2
   Gas and oil properties - at full-cost.........................................         3,832.0         2,870.8
   Other.........................................................................           581.5           366.6
                                                                                      -----------      ----------
                                                                                         13,297.2        11,730.8
   Accumulated depreciation, depletion and amortization..........................         3,959.8         3,706.9
                                                                                      -----------      ----------
                                                                                          9,337.4         8,023.9
                                                                                      -----------      ----------

OTHER ASSETS
   Goodwill......................................................................           451.8           470.8
   Investments - equity method ..................................................         1,434.9           970.8
   Other.........................................................................           975.4           868.8
                                                                                      -----------      ----------
                                                                                          2,862.1         2,310.4
                                                                                      -----------      ----------
                                                                                      $  15,123.0      $ 12,304.1
                                                                                      ===========      ==========




                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)



                                                                                              December 31,
                                                                                      ---------------------------
                                                                                          1999            1998
                                                                                      -----------      ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
   Notes payable ................................................................     $     105.9      $     87.0
   Accounts payable..............................................................         2,350.1         1,488.0
   Accrued expenses..............................................................           420.0           305.0
   Current maturities on long-term debt..........................................           161.6           126.5
                                                                                      -----------      ----------
      Total current liabilities..................................................         3,037.6         2,006.5
                                                                                      -----------      ----------

DEBT
   Long-term debt, excluding current maturities..................................         4,798.2         3,999.3
                                                                                      -----------      ----------

DEFERRED CREDITS AND OTHER
   Deferred income taxes.........................................................         1,814.2         1,717.7
   Other deferred credits .......................................................           785.2           704.8
                                                                                      -----------      ----------
                                                                                          2,599.4         2,422.5
                                                                                      -----------      ----------
SECURITIES OF SUBSIDIARIES
   Company-obligated mandatory redemption preferred securities of a
      consolidated trust.........................................................           300.0           300.0
   Preferred stock issued by subsidiaries........................................           165.0           100.0
   Consolidated joint venture....................................................           285.9               -
                                                                                      -----------      ----------
                                                                                            750.9           400.0
                                                                                      -----------      ----------
COMMON STOCK AND OTHER STOCKHOLDERS' EQUITY
   Cumulative preferred stock (with aggregate liquidation preference
      of $7.3 million) ..........................................................               -               -
   Class A common stock - Issued (1999 - 345,019 shares;
      1998 - 354,058 shares).....................................................              .1              .1
   Common stock - Issued (1999 - 217,705,249 shares;
      1998 - 216,764,580 shares).................................................            72.5            72.2
   Additional paid-in capital....................................................         1,031.7         1,016.2
   Retained earnings.............................................................         2,965.1         2,519.8
                                                                                      -----------      ----------
                                                                                          4,069.4         3,608.3

   Less common stock in treasury - at cost (1999 -  4,395,950 shares;
      1998 -  4,395,654 shares)..................................................           132.5           132.5
                                                                                      -----------      ----------
                                                                                          3,936.9         3,475.8
                                                                                      -----------      ----------
                                                                                      $  15,123.0      $ 12,304.1
                                                                                      ===========      ==========




                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                      STATEMENT OF CONSOLIDATED CASH FLOWS
                              (Millions of Dollars)


                                                                                 Year Ended December 31,
                                                                      -------------------------------------------
                                                                         1999             1998            1997
                                                                      -----------     -----------      ----------
NET CASH FLOW FROM OPERATING ACTIVITIES
   Earnings from continuing operations
      before extraordinary item.................................      $     498.9     $     482.9      $    398.7
   Add (subtract) items not requiring (providing) cash:
      Depreciation, depletion and amortization .................            483.3           449.4           436.6
      Deferred income taxes.....................................            112.1           151.7            73.9
      Undistributed earnings from equity investments............            (39.3)          (41.2)          (43.0)
   Working capital and other changes, excluding changes
      relating to cash and non-operating activities:
      Accounts receivable.......................................           (809.2)          395.2           248.5
      Inventories...............................................           (119.5)          185.1           418.2
      Prepaid expenses and other................................             18.3            31.0            12.3
      Accounts payable..........................................            661.2          (573.4)         (350.1)
      Accrued expenses..........................................            111.0            30.9           (56.6)
      Other.....................................................            127.0            34.7          (161.6)
                                                                      -----------     -----------      ----------
                                                                          1,043.8         1,146.3           976.9
                                                                      -----------     -----------      ----------

CASH FLOW FROM INVESTING ACTIVITIES
   Purchases of property, plant and equipment...................         (1,780.6)       (1,404.0)         (996.7)
   Proceeds from sale of property, plant and equipment..........             37.7            98.5            84.1
   Additions to investments.....................................           (379.4)         (255.4)         (193.8)
   Proceeds from investments....................................              9.8            59.9            71.5
   Net from discontinued operations.............................             (3.0)            9.3           (16.0)
                                                                      -----------     -----------      ----------
                                                                         (2,115.5)       (1,491.7)       (1,050.9)
                                                                      -----------     -----------      ----------

CASH FLOW FROM FINANCING ACTIVITIES
   Increase in short-term notes.................................             93.9           123.0           259.0
   Redemption of preferred stock................................                -          (200.0)              -
   Proceeds from issuing common stock...........................             14.7             5.5             7.3
   Proceeds from long-term debt issues..........................          1,090.8           432.2           943.4
   Proceeds from issuing Company-obligated mandatory
      redemption preferred securities of a consolidated trust...                -           300.0               -
   Proceeds from sale of interest in joint venture..............            285.0               -               -
   Proceeds from issuing stock of subsidiaries..................             65.0               -               -
   Payments to retire long-term debt............................           (486.6)         (172.4)       (1,161.8)
   Dividends paid...............................................            (53.6)          (56.5)          (59.7)
                                                                      -----------     -----------      ----------
                                                                          1,009.2           431.8           (11.8)
                                                                      -----------     -----------      -----------

NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS ........................................            (62.5)           86.4           (85.8)
   Cash and cash equivalents at beginning of year...............            106.9            20.5           106.3
                                                                      -----------     -----------      ----------
   Cash and cash equivalents at end of year.....................      $      44.4     $     106.9      $     20.5
                                                                      ===========     ===========      ==========




                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                   STATEMENT OF CONSOLIDATED COMMON STOCK AND
                           OTHER STOCKHOLDERS' EQUITY
                  (Thousands of Shares and Millions of Dollars)

                                                                   Year Ended December 31,
                                           -----------------------------------------------------------------------
                                                   1999                     1998                      1997
                                           -------------------      --------------------      --------------------
                                            Shares     Amount        Shares      Amount        Shares     Amount
                                           --------   --------      --------    --------      --------   ---------
PREFERRED STOCK, PAR VALUE 33-1/3(cent)
   PER SHARE, AUTHORIZED 50,000,000
   SHARES CUMULATIVE CONVERTIBLE
   PREFERRED:
     $1.19, Series A: Beginning balance.         56   $       -           58     $      -          60    $      -
     Converted to common................         (3)          -           (2)           -          (2)          -
                                           --------   ---------      -------     --------     -------    --------
       Ending balance...................         53           -           56            -          58           -
                                           ========   ---------      =======     --------     =======    --------
     $1.83, Series B: Beginning balance.         61           -           68            -          74           -
     Converted to common................         (3)          -           (7)           -          (6)          -
                                           --------   ---------      -------     --------     -------    --------
       Ending balance...................         58           -           61            -          68           -
                                           ========   ---------      =======     --------     =======    --------
     $5.00, Series C: Beginning balance.         28           -           30            -          32           -
     Converted to common................         (1)          -           (2)           -          (2)          -
                                           --------   ---------      -------     --------     -------    --------
       Ending balance...................         27           -           28            -          30           -
                                           ========   ---------      =======     --------     =======    --------

CUMULATIVE PREFERRED:
   $2.125, Series H, liquidation amount
   of $25 per share:
     Beginning balance..................          -           -        8,000          2.6       8,000         2.6
     Redeemed...........................          -           -       (8,000)        (2.6)          -           -
                                           --------   ---------      -------     -------      -------    --------
     Ending balance.....................          -           -            -            -       8,000         2.6
                                           ========   ---------      =======     --------     =======    --------

CLASS A COMMON STOCK, PAR VALUE
   33-1/3(cent) PER SHARE, AUTHORIZED
   2,700,000 SHARES
     Beginning balance..................        354          .1          366           .1         382          .1
     Converted to common................        (12)          -          (13)           -         (17)          -
     Conversion of preferred stock and
     exercise of stock options..........          3           -            1            -           1           -
                                           --------   ---------      -------     --------     -------    --------
       Ending balance...................        345          .1          354           .1         366          .1
                                           ========   ---------      =======     --------     =======    --------

COMMON STOCK, PAR VALUE 33-1/3(cent)
   PER SHARE, AUTHORIZED 500,000,000
   SHARES
     Beginning balance..................    216,765        72.2      110,117         36.7     109,756        36.6
     Conversion of preferred stock......         65           -           63            -          47           -
     Conversion of Class A common stock.         12           -           13            -          17           -
     Two-for-one stock split............          -           -      106,274         35.4           -           -
     Exercise of stock options..........        863          .3          298           .1         297          .1
                                           --------   ---------      -------     --------     -------    --------
       Ending balance...................    217,705        72.5      216,765         72.2     110,117        36.7
                                           ========   ---------      =======     --------     =======    --------

ADDITIONAL PAID-IN CAPITAL
     Beginning balance..................                1,016.2                   1,243.6                 1,239.6
     Exercise of stock options..........                    9.0                       5.4                     4.0
     Two-for-one stock split............                      -                     (35.4)                      -
     Redemption of Series H preferred
       stock............................                      -                    (197.4)                      -
     Issuance of FELINE PRIDES(SM)......                    6.5                         -                       -
                                                      ---------                  --------                --------
       Ending balance...................                1,031.7                   1,016.2                 1,243.6
                                                      ---------                  --------                --------

RETAINED EARNINGS
     Beginning balance .................                2,519.8                   2,131.9                 1,890.1
     Net earnings for period............                  498.9                     444.4                   301.5
     Cash dividends on preferred stock..                    (.3)                     (6.0)                  (17.4)
     Cash dividends on Class A common
       stock, 22.5(cents) (1999),
       21.38(cents) (1998) and 18(cents)
       (1997) per share.................                    (.1)                      (.1)                    (.1)
     Cash dividends on common stock,
       25(cents) (1999), 23.75(cents)
       (1998) and 20(cents) (1997)
       per share........................                  (53.2)                    (50.4)                  (42.2)
                                                      --------                   -------                 -------
       Ending balance...................                2,965.1                   2,519.8                 2,131.9
                                                      ---------                  --------                --------
LESS TREASURY STOCK - AT COST...........      4,396       132.5        4,396        132.5       4,396       132.5
                                           ========   ---------      =======     --------     =======    --------

TOTAL...................................              $ 3,936.9                  $3,475.8                $3,282.4
                                                      =========                  ========                ========



                 See Notes to Consolidated Financial Statements.

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include accounts of the Company and its wholly owned subsidiaries, after eliminating all significant intercompany transactions. The equity method of accounting is used for investments in which the Company has a 20% to 50% voting interest and exercises significant influence. The equity method is also used for investments in limited partnerships in which the Company has an interest of more than 5%. Other investments in which the Company has less than a 20% voting interest are accounted for by the cost method.

      STATEMENT OF CASH FLOWS. For purposes of this statement, cash equivalents include time deposits, certificates of deposit and all highly liquid instruments with original maturities of three months or less. Cash flows of a hedging instrument that is accounted for as a hedge of an identifiable transaction are classified in the same category as the cash flows from the item being hedged. The Company made cash payments for interest and financing fees (net of amounts capitalized) of $306.6 million, $291.6 million and $275.7 million in 1999, 1998 and 1997, respectively. Cash payments for income taxes amounted to $9.7 million, $42.4 million and $63.6 million for 1999, 1998 and 1997, respectively.

      USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from the estimates and assumptions used.

      INVENTORIES. Inventories of refined products and crude oil are accounted for by the first-in, first-out cost method or market, if lower. Inventories of natural gas are accounted for at average cost. Inventories of coal are accounted for at average cost, or market, if lower. Inventories of materials and supplies are accounted for at average cost.

      HEDGES. The Company frequently enters into swaps, futures and other contracts to hedge the price risks associated with inventories, commitments and certain anticipated transactions. The Company defers the impact of changes in the market value of these contracts until such time as the hedged transaction is completed. At that time, the impact of the changes in the fair value of these contracts is recognized in income. The Company also enters into interest rate and foreign currency swaps to manage interest rates and foreign currency exchange risk. Income and expense related to interest rate swaps is accrued as interest rates change and is recognized in income over the life of the agreement. Such gains and losses are essentially offset by gains or losses on the related debt.

      To qualify as a hedge, the item to be hedged must expose the Company to price, interest rate or foreign currency exchange rate risk and the hedging instrument must reduce that exposure. Any contracts held or issued that did not meet the requirements of a hedge would be recorded at fair value in the balance sheet and any changes in that fair value recognized in income. If a contract designated as a hedge of price risk or foreign currency exchange risk is terminated, the associated gain or loss is deferred and recognized in income in the same manner as the hedged item. Also, a contract designated as a hedge of an anticipated transaction that is no longer likely to occur would be recorded at fair value and the associated changes in fair value recognized in income. The gain or loss associated with a terminated interest rate swap that has been designated as a hedge of interest rate risk will continue to be recognized in interest and debt expense over the life of the agreement.

      PROPERTY, PLANT AND EQUIPMENT. Property additions include acquisition costs, administrative costs and, where appropriate, capitalized interest allocable to construction. Capitalized interest amounted to $41.3 million, $26.9 million and $15.5 million in 1999, 1998 and 1997, respectively. All costs incurred in the acquisition, exploration and development of gas and oil properties, including unproductive wells, are capitalized under the full-cost method of accounting. Such costs include the costs of all unproved properties and internal costs directly related to acquisition and exploration activities. All other general and administrative costs, as well as production costs, are expensed as incurred.

      Depreciation, depletion and amortization ("DD&A") of gas and oil properties are provided on the unit-of- production basis whereby the unit rate for DD&A is determined by dividing the total unrecovered carrying value of gas and oil properties plus estimated future development costs by the estimated proved reserves included therein, as estimated by Company engineers and reviewed by independent engineers. The average amortization rate per equivalent unit of a thousand cubic feet of gas production for oil and gas operations was $.87 for 1999, $.89 for 1998 and $.91 for 1997. Unamortized costs of proved properties are subject to a ceiling which limits such costs to the estimated future net cash flows from proved gas and oil properties, net of related income tax effects, discounted at 10 percent. If the unamortized costs are greater than this ceiling, any excess will be charged to DD&A expense. No such charge was required in the periods presented. Provisions for depletion of coal properties, including exploration and development costs, are based upon estimates of recoverable reserves using the unit-of-production method. Provision for depreciation of other property is primarily on a straight-line basis over the estimated useful life of the properties. The annual rates of depreciation are as follows:


      Refining, crude oil and chemical facilities......    3.0%    -    20.0%
      Gas systems......................................    1.2%    -    10.0%
      Coal facilities..................................    5.0%    -    33.3%
      Power facilities ................................    2.9%    -    33.3%
      Transportation equipment.........................    4.5%    -    33.3%
      Office and miscellaneous equipment...............    3.0%    -    33.3%
      Buildings and improvements.......................    1.3%    -    20.0%


      Costs of minor property units (or components thereof) retired or abandoned are charged or credited, net of salvage, to accumulated depreciation, depletion and amortization. Gain or loss on sales of major property units is credited or charged to income.

      The Company reexamined the useful lives of certain assets of its interstate natural gas pipelines and certain storage subsidiaries. During 1997, the depreciation rates associated with these assets were revised, which had the effect of increasing "Earnings from continuing operations before extraordinary item" and "Net earnings" by $19.0 million ($.09 per share) in 1998 and $13.4 million ($.06 per share) in 1997.

      GOODWILL. Goodwill, which primarily relates to the acquisitions of American Natural Resources Company ("ANR") and Colorado Interstate Gas Company ("CIG"), amounted to $451.8 million at December 31, 1999, and is being amortized on a straight-line basis over a 40-year period. Amortization expense charged to operations was approximately $19.0 million for 1999, 1998 and 1997, respectively. As warranted by facts and circumstances, the Company periodically assesses the recoverability of the cost of goodwill from future operating income.

      INCOME TAXES. The Company follows the liability method of accounting for deferred income taxes as required by the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

      REVENUE RECOGNITION. The Company's subsidiaries recognize revenues for the sale of their respective products in the period of delivery. Revenues for services are recognized in the period the services are provided.

      CURRENCY TRANSLATION. The U.S. dollar is the functional currency for substantially all the Company's foreign operations. For those operations, all gains and losses from currency translations are included in income currently.

      EARNINGS PER SHARE. Basic earnings per common share amounts are calculated using the average number of common and Class A common shares outstanding during each period. Diluted earnings per share assumes conversion of dilutive convertible preferred stocks and exercise of all stock options having exercise prices less than the average market price of the common stock using the treasury stock method.

      Basic and diluted earnings per share amounts and average shares entering into the computation for 1998 and 1997 reflect the two-for-one stock split of the Company's common stock declared on May 7, 1998.

      EMERGING ISSUES TASK FORCE ISSUE NO. 98-10. The Company adopted Financial Accounting Standards Board ("FASB") Emerging Issues Task Force Issue No. 98-10, "Accounting for Contracts in Energy Trading and Risk Management Activities," in 1999. The application of Issue 98-10 did not have a material effect on the Company's consolidated financial statements.

      STATEMENT OF POSITION 98-5 ("SOP 98-5"). The Company adopted the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants' SOP 98-5, "Reporting on the Costs of Start-Up Activities," in 1999. The application of SOP 98-5 did not have a material effect on the Company's consolidated financial statements.

      STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("FAS 133"). The FASB has issued FAS 133, as amended by Statement of Financial Accounting Standards No. 137, to be effective for all fiscal quarters of fiscal years beginning after June 15, 2000. FAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative will depend on the intended use of the derivative and the resulting designation. The Company is currently evaluating the impact of FAS 133.

      EURO CONVERSION. In January 1999, certain countries of the European Union adopted the Euro as their legal common currency. This conversion to the Euro did not have a material effect on the Company's consolidated results of operations, financial position or cash flows as the Company does not have significant European operations.

      RECLASSIFICATION OF PRIOR PERIOD STATEMENTS. Certain minor reclassifications have been made to conform with current reporting practices. The effect of the reclassifications was not material to the Company's consolidated results of operations, financial position or cash flows.

NOTE 2.    INVENTORIES

      Inventories at December 31 were (Millions of Dollars):

                                                                                          1999            1998
                                                                                      -----------      ----------
      Refined products, crude oil and chemicals..................................     $     576.2      $    306.9
      Natural gas in underground storage.........................................               -            32.0
      Coal, materials and supplies...............................................           156.5           160.6
                                                                                      -----------      ----------
                                                                                      $     732.7      $    499.5
                                                                                      ===========      ==========



      Elements included in inventory cost are material, labor and manufacturing expenses.

NOTE 3.    INVESTMENTS

      The Company has interests in corporations and partnerships which are accounted for on an equity basis. These investments, included in Other Assets, are Great Lakes Gas Transmission Limited Partnership (50% interest), which operates an interstate pipeline system; Engage Energy US, L.P. and Engage Energy Canada, L.P. ("Engage") (50% interest), which market natural gas and electricity; Iroquois Gas Pipeline System, L.P. (16% interest), which operates a natural gas pipeline; Empire State Pipeline (50% interest), which operates a natural gas pipeline; Javelina Company (40% interest), which operates a gas processing plant in Corpus Christi, Texas; Eagle Point Cogeneration Partnership (50% interest), which operates a cogeneration facility in New Jersey; Alliance Pipeline Limited Partnership (14.4% interest), which is constructing a 1,900 mile pipeline; Midland Cogeneration Venture (43.5% interest), which operates a cogeneration plant in Michigan; and several pipeline, power and other ventures. The Company's investment in these entities, including advances, amounted to $1,434.9 million and $970.8 million at December 31, 1999 and 1998, respectively. The Company's equity in income of the investments, included in Other Income-Net, was $190.4 million, $124.3 million and $137.5 million in 1999, 1998 and 1997, respectively, while dividends and partnership distributions received amounted to $151.1 million, $83.1 million and $94.5 million in 1999, 1998 and 1997, respectively.

      Summarized financial information of these entities is as follows (Millions of Dollars):


                                                                                              December 31,
                                                                                      ---------------------------
                                                                                          1999            1998
                                                                                      -----------      ----------
      Current assets.............................................................     $   2,095.3      $  1,388.2
      Noncurrent assets..........................................................         7,338.7         5,948.8
                                                                                      -----------      ----------
                                                                                      $   9,434.0      $  7,337.0
                                                                                      ===========      ==========

      Current liabilities........................................................     $   1,673.1      $  1,093.1
      Noncurrent liabilities.....................................................         4,088.8         3,348.2
      Deferred credits...........................................................           456.1           225.0
      Equity.....................................................................         3,216.0         2,670.7
                                                                                      -----------      ----------
                                                                                      $   9,434.0      $  7,337.0
                                                                                      ===========      ==========


                                                                                 Year Ended December 31,
                                                                      --------------------------------------------
                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
      Revenues  ................................................      $   7,271.4     $   7,631.4      $   5,302.1
      Operating income..........................................            661.1           563.2            627.5
      Net income................................................            494.8           306.5            353.4

NOTE 4.    DEBT

      LONG-TERM DEBT - Balances at December 31 were (Millions of Dollars):


                                                                                          1999            1998
                                                                                      -----------      ----------
      The Coastal Corporation:
      Notes payable (revolving credit agreements)................................     $      50.0      $    125.0
      Senior notes:
         10.375%, due 2000.......................................................           121.3           121.3
         10%, due 2001...........................................................            84.0            84.0
         8.75%, due 1999.........................................................               -           150.0
         8.125%, due 2002........................................................           249.8           249.7
         6.2%, due 2004..........................................................           199.8               -
         6.5%, due 2006..........................................................           199.6               -

      Senior debentures:
         10.25%, due 2004........................................................            37.7            37.7
         10.75%, due 2010........................................................            56.5            56.4
         9.75%, due 2003.........................................................           102.1           102.1
         9.625%, due 2012........................................................           149.4           149.3
         7.75%, due 2035.........................................................           149.9           149.9
         7.42%, due 2037.........................................................           200.0           200.0
         6.7%, due 2027..........................................................           200.0           200.0
         6.5%, due 2008..........................................................           199.8           199.8
         6.95%, due 2028.........................................................           199.4           199.4
         6.375%, due 2009........................................................           199.5               -
         6.625% with FELINE PRIDES(SM), due 2004.................................           454.0               -
                                                                                      -----------      ----------
                                                                                          2,852.8         2,024.6
                                                                                      -----------      ----------

      Subsidiary companies:
      Notes payable (term credit facilities).....................................           354.7           184.3
      Notes payable (revolving credit agreements)................................           379.0           609.0
      Notes payable (project financings), due 2006-2011..........................            53.8            59.6
      Debentures, 6.85% to 10%, due 2005-2037....................................           777.5           777.5
      Other, due 2003-2028.......................................................            67.0            70.8
                                                                                      -----------      ----------
                                                                                          1,632.0         1,701.2
                                                                                      -----------      ----------

      Amount reclassified from short-term debt...................................           475.0           400.0
                                                                                      -----------      ----------
      Total long-term debt.......................................................         4,959.8         4,125.8
      Less current maturities....................................................           161.6           126.5
                                                                                      -----------      ----------
                                                                                      $   4,798.2      $  3,999.3
                                                                                      ===========      ==========



      At December 31, 1999, amounts available under long-term credit agreements with banks totaled $2,018.4 million, including $85.0 million available to The Coastal Corporation. Loans under these agreements bear interest at money market-related rates (weighted average 6.46% at December 31, 1999). Annual commitment fees range up to .30% payable on the unused portion of the applicable facility. At December 31, 1999, $783.7 million was outstanding and $496.3 million of the unused amount was dedicated to specific uses.

      The subsidiary project financing notes bear interest at money market-related rates.

      In February 1999, the Company completed a public offering of $200 million of 6.375% senior debentures due 2009. The net proceeds from the sale were used to repay floating rate indebtedness of a subsidiary under a revolving credit facility.

      In May 1999, the Company issued $200 million of 6.2% senior notes due in 2004 and $200 million of 6.5% senior notes due in 2006. The net proceeds from the sale of the notes were used to retire $150 million of 8.75% senior notes due May 15, 1999 and to repay floating rate indebtedness, including indebtedness of a subsidiary under a revolving credit facility, and for general corporate purposes.

      In August 1999, the Company issued a total of 18,400,000 FELINE PRIDES(SM) consisting of 17,000,000 Income PRIDES with a stated value of $25 and 1,400,000 Growth PRIDES with a stated value of $25, and also issued $35 million of 6.625% Senior Debentures, having a principal amount of $25 and due August 16, 2004 (the "Senior Debentures"). The Income PRIDES consist of a unit comprised of a Senior Debenture and a purchase contract under which the holder will purchase from the Company by no later than August 16, 2002 for $25 (the stated price) a number of shares of the Company's common stock. The Growth PRIDES consist of a unit comprised of a purchase contract under which the holder will purchase from the Company by no later than August 16, 2002 for $25 (the stated price) a number of shares of the Company's common stock and a 2.5% undivided beneficial interest in a three-year Treasury security having a principal amount at maturity equal to $1,000. The interest rate on the Senior Debentures is to be reset, subject to certain limitations, effective August 16, 2002. Under the terms of the purchase contracts, the Company will issue shares of the Company's common stock in a number ranging from a minimum of approximately 9.9 million shares up to a maximum of approximately 12.1 million shares, depending on the market price, upon settlement of the purchase contracts. If the market price of Coastal's common stock is less than or equal to $38.0625, the number of shares to be delivered will be calculated by dividing the stated price by $38.0625. If the market price of Coastal's common stock is greater than $46.4363, the number of shares to be delivered will be calculated by dividing the stated price by $46.4363. If the market price is between $38.0625 and $46.4363, the number of shares to be delivered will be calculated by dividing the stated price by the market price. The Company received total gross proceeds of approximately $460 million before applicable expenses. The proceeds from the issuance of the FELINE PRIDES(SM) and the Senior Debentures were used to repay indebtedness, including indebtedness of subsidiaries.

      Various agreements contain restrictive covenants which, among other things, limit dividends by certain subsidiaries and additional indebtedness of certain subsidiaries. At December 31, 1999, net assets of consolidated subsidiaries amounted to approximately $8.4 billion, of which $766.9 million was restricted by such provisions.

      MATURITIES. The aggregate amounts of long-term debt maturities for the five years following 1999 are (Millions of Dollars):


             2000          $161.6                2003          $123.4
             2001          $596.9                2004          $705.6
             2002          $469.6


      NOTES PAYABLE. At December 31, 1999, Coastal and its subsidiaries had $580.9 million of outstanding indebtedness under the Company's commercial paper program and indebtedness to banks under short-term lines of credit, compared to $487.0 million at December 31, 1998. As of December 31, 1999, the Company's financial statements reflected $475.0 million of short-term borrowings which had been reclassified as long-term, based on the availability of committed credit lines with maturities in excess of one year and the Company's intent to maintain such amounts as long-term borrowings. There was a similar reclassification of $400.0 million as of December 31, 1998. The weighted average interest rates were 6.63% and 6.07% at December 31, 1999 and 1998, respectively. As of December 31, 1999, $1,031.4 million was available to be drawn under short-term credit lines.

      RESTRICTIONS ON PAYMENT OF DIVIDENDS. Under the terms of the most restrictive of the Company's financing agreements, approximately $781.4 million of retained earnings was available at December 31, 1999, for payment of dividends on the Company's common and preferred stocks.

      GUARANTEES. Coastal and certain subsidiaries have guaranteed specific obligations of several unconsolidated affiliates. Affiliates are generally not required to collateralize their contingent liabilities to the Company. At December 31, 1999, the Company had guaranteed a construction financing of a partially owned partnership. The Company's proportionate share of the outstanding principal balance under this guarantee was $92.5 million at December 31, 1999. This loan is expected to be refinanced on a non-recourse basis. The Company and a partner have issued a number of guarantees related to the operations of Engage. Pursuant to an equalization agreement with the partner, each party has agreed to reimburse the other in the event there are disproportionate payments under their respective guarantees. As of December 31, 1999, the Company's share of such guarantees was $668.6 million; the actual liabilities related to these guarantees was $144.8 million. Other guarantees and indemnities related to obligations of unconsolidated affiliates amounted to approximately $104.4 million as of December 31, 1999. The Company is of the opinion that its unconsolidated affiliates will be able to perform under their respective financings and other obligations and that no payments will be required and no losses will be incurred under such guarantees and indemnities.

NOTE 5.    LEASES AND COMMITMENTS

      The Company leases property, plant and equipment under various operating leases, certain of which contain renewal and purchase options and residual value guarantees. Such residual value guarantees amount to approximately $517.3 million. Rental expense amounted to approximately $120.3 million, $86.0 million and $95.3 million in 1999, 1998 and 1997, respectively, excluding leases covering natural resources. Aggregate minimum lease payments under existing noncapitalized long-term leases are estimated to be $124.4 million, $114.9 million, $100.1 million, $99.5 million, and $98.6 million for the years 2000-2004, respectively, and $677.5 million thereafter.

NOTE 6.    SECURITIES OF SUBSIDIARIES

      COMPANY-OBLIGATED MANDATORY REDEMPTION PREFERRED SECURITIES OF A CONSOLIDATED TRUST. On May 13, 1998, Coastal completed a public offering of 12,000,000 Coastal-obligated mandatory redemption preferred securities through an affiliate, Coastal Finance I, a business trust (the "Trust"), for $300 million in cash. The Trust holds debt securities of Coastal purchased with the proceeds of the preferred securities offering. Cumulative quarterly distributions are being paid on the preferred securities at an annual rate of 8.375% of the liquidation amount of $25 per preferred security. The preferred securities are mandatorily redeemable on the maturity date, May 13, 2038, and may be redeemed at the Company's option on or after May 13, 2003, or earlier if certain events occur. The redemption price to be paid is $25 per preferred security, plus accrued and unpaid distributions to the date of redemption.

      PREFERRED STOCK OF SUBSIDIARIES. Coastal Securities Company Limited ("Coastal Securities"), a wholly owned subsidiary, issued 4,000,000 shares of preferred stock in 1996 for $100 million in cash. Quarterly cash dividends are being paid on the preferred stock at a rate based on the London Interbank Offered Rate ("LIBOR"). The preferred shareholders are also entitled to participating dividends based on certain refining margins. Coastal Securities may redeem the preferred stock on or after December 31, 1999 for cash. Also, on or after December 31, 1999 but prior to December 31, 2000, Coastal Securities may elect to redeem the preferred stock by issuing unsecured convertible debentures.

      In 1999, Coastal Oil and Gas Resources, Inc. ("COGR"), a wholly owned subsidiary, issued 50,000 shares of preferred stock for $50 million in cash. The preferred shareholders are entitled to quarterly cash dividends at a rate based on LIBOR. The dividend rate is subject to renegotiation in 2004 and on each fifth anniversary thereafter. In the event COGR and the preferred shareholders are unable to agree to a new rate, COGR must redeem the shares at $1,000 per share plus any accrued and unpaid dividends, or cause the preferred stock to be registered with the Securities and Exchange Commission and remarketed. COGR also has the option to redeem all shares on any dividend rate reset date for $1,000 per share plus any accrued and unpaid preferred dividends.

      In 1999, Coastal Limited Ventures, Inc. ("CLVI"), a wholly owned subsidiary, issued 150,000 shares of preferred stock for $15 million in cash. The preferred shareholders are entitled to quarterly cash dividends at an annual rate of 6%. The dividend rate is subject to renegotiation in 2004 and on each fifth anniversary thereafter. In the event CLVI and the preferred shareholders are unable to agree to a new rate, the preferred shareholders may call for redemption of all of the preferred shares. The redemption price is $100 per share plus any accrued and unpaid preferred dividends thereon. CLVI also has the option to redeem all shares on any rate reset date for $100 per share plus any accrued and unpaid preferred dividends.

      CONSOLIDATED JOINT VENTURE. In December 1999, CLVI contributed certain assets to a limited partnership in exchange for a controlling general partnership interest. Limited interests in the partnership were issued to unaffiliated investors for $285 million in cash. The limited partners are entitled to a cumulative priority return based on LIBOR. The return is subject to renegotiation in 2004 and on each fifth anniversary thereafter. The partnership has a maximum life of 20 years, but may be terminated sooner subject to certain conditions, including failure to agree to a new rate. CLVI may terminate the partnership at any time by repayment of the limited partners' outstanding capital plus any unpaid priority returns.

NOTE 7.    FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

      The Company's operations involve managing market risks related to changes in interest rates, foreign exchange rates and commodity prices. Derivative financial instruments, specifically swaps and other contracts, are used to reduce and manage those risks. The Company does not currently hold or issue financial instruments for trading purposes.

      INTEREST RATE SWAPS. The Company has entered into a number of interest rate swap agreements designated as a partial hedge of the Company's portfolio of variable rate debt. The purpose of these swaps is to fix interest rates on variable rate debt and reduce certain exposures to interest rate fluctuations. At December 31, 1999, the Company had interest rate swaps with a notional amount of $18.2 million, and a portfolio of variable rate debt outstanding in the amount of $1,469.2 million. Under these agreements, Coastal will pay the counterparties interest at a weighted average fixed rate of 6.78%, and the counterparties will pay Coastal interest at a variable rate equal to LIBOR or other market rates. The weighted average rate applicable to these agreements was 5.29% at December 31, 1999. The notional amounts do not represent amounts exchanged by the parties, and thus are not a measure of exposure of the Company. The amounts exchanged are normally based on the notional amounts and other terms of the swaps. The weighted average variable rates are subject to change over time as market rates fluctuate. Terms expire at various dates through the year 2011.

      Neither the Company nor the counterparties, which are prominent bank institutions, are required to collateralize their respective obligations under these swaps. Coastal is exposed to loss if one or more of the counterparties default. At December 31, 1999, Coastal had no exposure to credit loss on interest rate swaps. The Company does not believe that any reasonably likely change in interest rates would have a material adverse effect on the financial position, the results of operations or cash flows of the Company. All interest rate and currency swaps are reviewed with, and when necessary, are approved by the Company's Board of Directors.

      OTHER DERIVATIVES. The Company and its subsidiaries also frequently enter into swaps and other contracts to hedge the price risks associated with inventories, commitments and certain anticipated transactions. The swaps and other contracts are with established energy companies and major financial institutions. The Company believes its credit risk is minimal on these transactions, as the counterparties are required to meet stringent credit standards. There is continuous day-to-day involvement by senior management in the hedging decisions, operating under resolutions adopted by each subsidiary's board of directors.

      FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts of the Company's financial instruments have been determined by the Company, using appropriate market information and valuation methodologies. Considerable judgment is required to develop the estimates of fair value, thus, the estimates provided herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.


                                                                          (Millions of Dollars)
                                                      ------------------------------------------------------------
                                                              Dec. 31, 1999                  Dec. 31, 1998
                                                      ----------------------------   -----------------------------
                                                       Carrying            Fair       Carrying            Fair
                                                        Amount             Value       Amount             Value
                                                      ----------       -----------   -----------      ------------
Nonderivatives:
   Financial assets:
      Cash and cash equivalents.....................  $     44.4       $      44.4   $     106.9      $      106.9
      Notes receivable..............................       259.0             270.6         248.1             271.3
      Investments...................................        68.0              68.0          64.0              64.0

    Financial liabilities:
      Short-term debt...............................       105.9             105.9          87.0              87.0
      Long-term debt ...............................     4,959.8           4,907.0       4,125.8           4,423.0

    Company-obligated mandatory redemption
      preferred securities of a consolidated trust..       300.0             276.0         300.0             295.6
    Preferred stock - issued by subsidiaries........       165.0             166.3         100.0             100.0
    Limited partnership interests in consolidated
      joint venture.................................       285.9             285.9             -                 -

Derivatives relating to:
    Commodity swaps gain (loss).....................           -              (4.8)            -               6.4
    Interest rate swaps gain (loss) ................           -                .4             -              (1.7)



      The estimated values of the Company's notes receivable, long-term debt, Company-obligated mandatory redemption preferred securities of a consolidated trust, preferred stock - issued by subsidiaries and limited partnership interests in consolidated joint venture are based on interest rates at December 31, 1999 and 1998, respectively, for new issues with similar remaining maturities. The fair value of investments are based on market prices at December 31, 1999 and 1998, respectively. The fair value of the derivatives related to commodity swaps are derived from quoted market prices at December 31, 1999 and 1998, respectively. The fair market value of the Company's interest rate swaps is based on the estimated termination values at December 31, 1999 and 1998, respectively.

NOTE 8.    COMMON AND PREFERRED STOCK

      On April 15, 1998, the Company redeemed all 8,000,000 outstanding shares of its $2.125 Cumulative Preferred Stock, Series H. Redemption price for the Series H stock was $25 per share plus accrued dividends of $.182986 to April 15, 1998.

      Executives, directors and other key employees have been granted options to purchase common shares under stock option plans adopted in 1990, 1994, 1996, 1997 and 1998. Under each plan, the option price equals the fair market value of the common shares on the date of grant. Options vest cumulatively at rates ranging from 15% to 33 1/3% of the option shares on each anniversary date of the date of grant beginning with the first or second anniversary. The options, which expire either five years or ten years from the grant date, do not carry any stock appreciation rights.

      The following table presents a summary of stock options transactions for the three years ended December 31, 1999:


                                                                                         Class A         Average
                                                                         Common          Common       Option Price
                                                                         Shares          Shares         Per Share
                                                                       ------------   -----------    --------------
      December 31, 1996...........................................       4,469,050          2,280    $        15.49
         Granted..................................................       1,567,112              -             23.60
         Exercised................................................        (589,930)             -             13.72
         Revoked or expired.......................................        (235,202)             -             16.26
                                                                       ------------   -----------    --------------
      December 31, 1997...........................................       5,211,030          2,280             18.12
         Granted..................................................       2,080,349              -             32.72
         Exercised................................................        (466,812)             -             16.15
         Revoked or expired.......................................        (222,230)             -             23.84
                                                                       -----------    -----------    --------------
      December 31, 1998...........................................       6,602,337          2,280             22.64
         Granted..................................................       1,809,068              -             32.93
         Exercised................................................        (863,408)        (2,280)            17.23
         Revoked or expired.......................................        (434,288)             -             26.52
                                                                       -----------    -----------    --------------
      December 31, 1999...........................................       7,113,709              -    $        25.68
                                                                       ===========    ===========    ==============



         In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), the Company applies APB Opinion 25 in accounting for its stock option plans and, accordingly, does not recognize compensation cost for options granted to executives and other key employees. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by FAS 123, earnings from continuing operations before extraordinary item, net earnings and earnings per share would have been reduced to the pro forma amounts shown in the table below (in Millions Except Per Share Amounts):

                                                                                 Year Ended December 31,
                                                                      -------------------------------------------
                                                                         1999             1998            1997
                                                                      -----------     -----------      ----------
      Earnings from continuing operations before
         extraordinary item.....................................      $     486.8     $     473.8      $    394.4
      Net earnings..............................................            486.8           435.3           297.2

      Basic earnings per share
         From continuing operations before
           extraordinary item...................................      $      2.28     $      2.20      $     1.78
         Discontinued operations................................                -            (.18)           (.03)
         Extraordinary item.....................................                -               -            (.43)
                                                                      -----------     -----------      ----------
         Net basic earnings per share...........................      $      2.28     $      2.02      $     1.32
                                                                      ===========     ===========      ==========

      Diluted earnings per share
         From continuing operations before
           extraordinary item...................................      $      2.24     $      2.17      $     1.75
         Discontinued operations................................                -            (.18)           (.03)
         Extraordinary item.....................................                -               -            (.42)
                                                                      -----------     -----------      ----------
         Net diluted earnings per share.........................      $      2.24     $      1.99      $     1.30
                                                                      ===========     ===========      ==========



      The effects of applying FAS 123 in this pro forma disclosure are not indicative of future amounts.

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used for grants in 1999, 1998 and 1997:


                                                                         1999             1998            1997
                                                                      -----------     -----------      ----------
      Risk free interest rate...................................             5.17%           5.57%           6.90%
      Expected life (years).....................................                8               8               8
      Expected dividend yield...................................              .81%           .611%            .85%
      Expected volatility.......................................            .3583           .2241           .2205
      Weighted average fair value of options granted (per share)      $     15.22     $     12.77      $     9.75



      Stock options available for future grants amounted to 5,478,587; 6,856,789; and 493,642 at December 31, 1999, 1998 and 1997, respectively.
Exercisable stock options amounted to 1,983,595; 1,706,453; and 1,353,198, at December 31, 1999, 1998 and 1997, respectively.

      The following table summarizes information about stock options outstanding and exercisable at December 31, 1999:


                                                                 Outstanding                      Exercisable
                                                   -------------------------------------  -----------------------
                                                                                Average                   Average
      Exercise                                                     Average     Exercise                  Exercise
      Price Range                                    Shares       Life (*)       Price       Shares        Price
      -----------                                  -----------  -----------  -----------  ----------- -----------
       $10.46  -   $18.28........................    2,338,018       4.9     $     15.93    1,337,138   $  15.20
        23.53  -    29.82........................    1,236,058       7.1           23.63      384,336      23.69
        30.74  -    43.34........................    3,539,633       8.6           32.84      262,121      32.88
                                                   -----------                            -----------
                                                     7,113,709                              1,983,595
                                                   ===========                            ===========


      * Average life remaining in years.




NOTE 9.    SEGMENT AND GEOGRAPHIC REPORTING

      The Company operates principally in the following lines of business: natural gas; refining, marketing and chemicals; exploration and production; power; and coal. Separate management of each segment is required because each line of business is subject to different production, marketing and technology strategies.

      Natural gas operations involve the production, purchase, gathering, storage, transportation, marketing and sale of natural gas, principally to utilities, industrial customers and other pipelines, and include the operation of natural gas liquids extraction plants. Sales are primarily made to pipeline and distribution companies in most major areas of the United States.

      Refining, marketing and chemicals operations involve the purchase, transportation and sale of refined products, crude oil, condensate and natural gas liquids; the operation of refineries and chemical plants; the sale at retail of gasoline, petroleum products and convenience items; petroleum product terminaling and marketing of crude oil and refined petroleum products. Products from this segment are sold to customers worldwide.

      Exploration and production operations involve the exploration, development and production of natural gas, crude oil, condensate and natural gas liquids. Sales are made to affiliated companies, industrial users, interstate pipelines and distribution companies in the Rocky Mountain, central and southwest areas of the United States and offshore Gulf of Mexico.

      Power operations involve the ownership of, participation in and operation of power projects in the United States and internationally. Power is sold to customers in the Northeast and Midwest United States and internationally in Asia and Latin America.

      Coal operations include the mining, processing and marketing of coal from Company-owned reserves and from other sources, and the brokering of coal for others. Sales are made to utilities and industrial customers in the United States and to export markets in Canada.

      Corporate and other operations include real estate activities and corporate income and expense not allocated to the operating segments.

      The Company's operating revenues from external customers; intersegment revenues; earnings (loss) before interest and income taxes; depreciation depletion and amortization; equity income (loss) from investments; and capital expenditures for the years ended December 31, 1999, 1998 and 1997 are shown as follows (Millions of Dollars):


                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
OPERATING REVENUES FROM EXTERNAL CUSTOMERS
      Natural gas...............................................      $   1,243.5     $   1,356.8      $   2,125.5
      Refining, marketing and chemicals.........................          6,005.9         5,200.4          6,870.9
      Exploration and production................................            556.3           436.6            383.4
      Power.....................................................            127.6           121.1            103.8
      Coal......................................................            257.6           241.7            226.8
      Corporate and other ......................................              6.3            11.6             19.7
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $   8,197.2     $   7,368.2      $   9,730.1
                                                                      ===========     ===========      ===========

INTERSEGMENT REVENUES
      Natural gas...............................................      $       3.4     $       1.6      $      40.7
      Refining, marketing and chemicals.........................              2.2             2.3              6.2
      Exploration and production................................             27.7            26.4            106.8
      Power.....................................................                -               -                -
      Coal......................................................                -               -                -
      Corporate and other ......................................              8.8            11.4              9.7
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $      42.1     $      41.7      $     163.4
                                                                      ===========     ===========      ===========

EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES
      Natural gas...............................................      $     573.8     $     594.3      $     583.0
      Refining, marketing and chemicals.........................            228.5           243.9             95.6
      Exploration and production................................            185.9           109.8            167.6
      Power.....................................................             89.0            67.8             43.4
      Coal......................................................             15.8            17.4             25.3
      Corporate and other.......................................            (96.9)          (88.7)           (70.4)
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $     996.1     $     944.5      $     844.5
                                                                      ===========     ===========      ===========

DEPRECIATION, DEPLETION AND AMORTIZATION (EXCLUDING
AMORTIZATION OF GOODWILL)
      Natural gas...............................................      $     129.2     $     118.3      $     136.5
      Refining, marketing and chemicals.........................             74.3            78.3             74.6
      Exploration and production................................            231.9           209.2            185.5
      Power.....................................................              8.5             3.2              3.1
      Coal......................................................             16.8            14.6             14.1
      Corporate and other.......................................              3.6             7.0              4.1
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $     464.3     $     430.6      $     417.9
                                                                      ===========     ===========      ===========

                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
EQUITY INCOME (LOSS) FROM INVESTMENTS
      Natural gas...............................................      $      95.7     $      80.4      $      92.6
      Refining, marketing and chemicals.........................             20.7             1.0              8.7
      Exploration and production................................                -               -                -
      Power.....................................................             74.4            43.0             36.2
      Coal......................................................                -               -                -
      Corporate and other.......................................              (.4)           (0.1)               -
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $     190.4     $     124.3      $     137.5
                                                                      ===========     ===========      ===========

CAPITAL EXPENDITURES
      Natural gas...............................................      $     307.3     $     192.2      $     224.7
      Refining, marketing and chemicals.........................            162.8           229.1            167.6
      Exploration and production................................          1,079.6           934.8            574.4
      Power.....................................................            153.1             2.0              2.2
      Coal......................................................             65.4            34.7             18.8
      Corporate and other.......................................             12.4            11.2              9.0
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $   1,780.6     $   1,404.0      $     996.7
                                                                      ===========     ===========      ===========



      The Company's assets and amount of investment in equity method investees by segment as of December 31, 1999, 1998 and 1997 are as follows (Millions of Dollars):


                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
ASSETS
      Natural gas...............................................      $   5,801.3     $   5,379.5      $   5,262.0
      Refining, marketing and chemicals.........................          4,464.2         3,351.2          3,795.4
      Exploration and production................................          3,029.5         2,161.6          1,484.0
      Power.....................................................            765.3           449.8            258.1
      Coal......................................................            307.1           269.6            252.7
      Corporate and other.......................................            755.6           692.4            587.5
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $  15,123.0     $  12,304.1      $  11,639.7
                                                                      ===========     ===========      ===========

EQUITY METHOD INVESTMENTS
      Natural gas...............................................      $     851.3     $     608.9      $     521.7
      Refining, marketing and chemicals.........................             98.8            68.2             64.6
      Exploration and production................................                -               -                -
      Power.....................................................            486.4           295.0            167.5
      Coal......................................................               .5              .5               .5
      Corporate and other.......................................             (2.1)           (1.8)            (1.7)
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $   1,434.9     $     970.8      $     752.6
                                                                      ===========     ===========      ===========



      Intersegment sales are accounted for on the basis of contract, current market or internally established transfer prices.

      In September 1996, Coastal and Westcoast Energy Inc. ("Westcoast") jointly announced plans to form one of North America's largest marketers of natural gas and electricity through the combination of the operations of the two companies' related marketing and service subsidiaries. Agreements were concluded in February 1997, which created Engage in which Coastal and Westcoast indirectly own 50% each. Natural gas operating revenues for the first two months of 1997 include the revenues of Coastal's natural gas marketing operations ($833.5 million). Subsequent to the combination, Engage's revenues are not included in Coastal's operating revenues; however, Coastal's share of Engage's net earnings is included in Other Income-Net. As part of the combination, Coastal received an equalization payment of $42 million which is included in the Natural Gas earnings before interest and income taxes in 1997.

      In June 1998, the power purchase agreement associated with the Company's Fulton Power Plant ("Plant") was restructured. In connection with the restructuring, a net gain of $17.2 million was recorded in the Power segment. The net gain reflects a $23 million reduction in the Plant's carrying value (to estimated fair value following the restructuring) and deferral of certain proceeds to cover estimated future costs.

      In October 1998, the Company sold certain non-core natural gas processing and gathering assets. Revenues and earnings before interest and income taxes for the Natural Gas segment include a gain of $58.6 million from the sale.

      Refining, marketing and chemicals revenues include gross profit arising from the selling, trading and exchanging of third-party products. Approximate amounts from these transactions included in revenues and the impact on earnings, exclusive of interest costs, were (Millions of Dollars):


                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
      Revenues..................................................      $      52.5     $      34.8      $      26.3
      Impact on earnings........................................             34.1            22.6             17.1



      The number and magnitude of such transactions may vary significantly from year to year, particularly in view of conditions in world petroleum markets.

      The Company's operating revenues for the years ended December 31, 1999, 1998 and 1997 and property, plant and equipment as of December 31, 1999, 1998 and 1997, by geographic area, are shown as follows (Millions of Dollars):


                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
OPERATING REVENUES
      United States.............................................      $   6,865.4     $   6,381.7      $   8,059.6
      Foreign, Aruba............................................          1,045.1           743.4          1,251.4
      Foreign, Other............................................            286.7           243.1            419.1
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $   8,197.2     $   7,368.2      $   9,730.1
                                                                      ===========     ===========      ===========

PROPERTY, PLANT AND EQUIPMENT
      United States.............................................      $   8,608.7     $   7,344.9      $   6,551.0
      Foreign, Aruba............................................            589.2           564.0            478.8
      Foreign, Other............................................            139.5           115.0             91.8
                                                                      -----------     -----------      -----------
         Consolidated totals....................................      $   9,337.4     $   8,023.9      $   7,121.6
                                                                      ===========     ===========      ===========



      Revenues from sales to any single customer during 1999, 1998 or 1997 did not amount to 10% or more of the Company's consolidated revenues. Revenues by geographic area are attributed to countries based on the location of Company subsidiaries making the sales.

NOTE 10.   BENEFIT PLANS

      The Company has non-contributory pension plans covering substantially all U.S. employees. These plans provide benefits based on final average monthly compensation and years of service. The Company's funding policy is to contribute the amount necessary for the plan to maintain its qualified status under the Employment Retirement Income Security Act of 1974, as amended. The following tables provide a reconciliation of the changes in the pension plans' benefit obligations and fair value of assets over each of the years ended December 31, 1999 and 1998 and a statement of the funded status as of December 31, 1999 and 1998 (Millions of Dollars):


                                                                                              Year Ended
                                                                                             December 31,
                                                                                      ----------------------------
                                                                                          1999            1998
                                                                                      -----------      -----------
CHANGE IN BENEFIT OBLIGATION
      Benefit obligation at beginning of year....................................     $     757.9      $     729.3
      Service cost...............................................................            21.4             19.6
      Interest cost..............................................................            51.5             49.0
      Plan amendment ............................................................               -              3.8
      Actuarial (gain) loss......................................................           (11.4)            (1.5)
      Benefit payments...........................................................           (42.9)           (42.3)
                                                                                      -----------      -----------
      Benefit obligation at end of year..........................................     $     776.5      $     757.9
                                                                                      ===========      ===========

CHANGE IN PLAN ASSETS
      Fair value of plan assets at beginning of year.............................     $   1,481.8      $   1,298.7
      Actual return on plan assets...............................................           222.4            224.9
      Employer contributions.....................................................              .7               .5
      Benefit payments...........................................................           (42.9)           (42.3)
                                                                                      -----------      -----------
      Fair value of plan assets at end of year...................................     $   1,662.0      $   1,481.8
                                                                                      ===========      ===========





                                                                                             December 31,
                                                                                      ----------------------------
                                                                                          1999            1998
                                                                                      -----------      -----------
FUNDED STATUS
      Funded status at year end..................................................     $     885.5      $     723.9
      Unrecognized transition obligation (asset).................................           (20.3)           (28.5)
      Unrecognized prior service cost............................................             5.0              5.9
      Unrecognized net (gain) loss...............................................          (368.4)          (293.1)
                                                                                      -----------      -----------
      Prepaid pension cost.......................................................     $     501.8      $     408.2
                                                                                      ===========      ===========

      Plan assets include common stock and Class A common stock of the Company amounting to a total of 7.2 million shares at December 31, 1999 and 1998, respectively.

      The following table provides the components of the net periodic pension benefit for 1999, 1998 and 1997 (Millions of Dollars):


                                                                                 Year Ended December 31,
                                                                      --------------------------------------------
                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
      Service cost..............................................      $      21.4     $      19.6      $      17.2
      Interest cost.............................................             51.5            49.0             47.5
      Expected return on assets.................................           (145.1)         (126.4)          (105.7)
      Amortization of transition obligation (asset).............             (8.2)           (8.6)            (8.6)
      Amortization of prior service cost........................               .8              .8               .4
      Amortization of net (gain) loss...........................            (13.4)           (7.6)            (3.1)
                                                                      -----------     -----------      -----------
      Net periodic pension benefit .............................      $     (93.0)    $     (73.2)     $     (52.3)
                                                                      ===========     ===========      ===========



      The discount rate used in determining the actuarial present value of the projected benefit obligation was 8% in 1999 and 7% in 1998 and 1997. The expected increase in future compensation levels was 4% in 1999, 1998 and 1997 and the expected long-term rate of return on assets was 10% in 1999, 1998 and 1997.

      The Company also participates in several multi-employer pension plans for the benefit of its employees who are union members. Company contributions to these plans were not material for 1999, 1998 or 1997.

      The Company also makes contributions to a thrift plan, which is a trusteed, voluntary and contributory plan for eligible employees of the Company. The Company's contributions, which are based on matching employee contributions, amounted to $20.2 million, $19.4 million and $18.9 million in 1999, 1998 and 1997, respectively.

      The Company provides certain health care and life insurance benefits for retired employees. Substantially all U.S. employees are provided these benefits. The estimated costs of retiree benefit payments are accrued during the years the employee provides services.

      The following tables provide a reconciliation of the changes in the postretirement benefit obligation and the fair value of plan assets over each of the years ended December 31, 1999 and 1998, and a statement of the funded status as of December 31, 1999 and 1998 (Millions of Dollars):


                                                                                              Year Ended
                                                                                             December 31,
                                                                                      ----------------------------
                                                                                          1999            1998
                                                                                      -----------      -----------
CHANGE IN BENEFIT OBLIGATION
      Benefit obligation at beginning of year....................................     $     108.1      $     108.0
      Service cost...............................................................             2.7              2.3
      Interest cost..............................................................             6.8              6.9
      Participant contributions..................................................             2.4              2.8
      Actuarial gain (loss)......................................................            (2.7)             (.8)
      Benefit payments...........................................................            (9.6)           (10.2)
      Curtailment (gain) loss....................................................               -              (.9)
                                                                                      -----------      -----------
      Benefit obligation at end of year..........................................     $     107.7      $     108.1
                                                                                      ===========      ===========

CHANGE IN PLAN ASSETS
      Fair value of plan assets at beginning of year.............................     $      24.4      $      24.1
      Actual return on plan assets...............................................             1.4               .1
      Employer contributions.....................................................            10.4              5.5
      Administrative expenses....................................................            (2.3)             (.1)
      Benefit payments...........................................................            (4.5)            (5.2)
                                                                                      -----------      -----------
      Fair value of plan assets at end of year...................................     $      29.4      $      24.4
                                                                                      ===========      ===========


                                                                                             December 31,
                                                                                      ----------------------------
                                                                                          1999            1998
                                                                                      -----------      -----------
FUNDED STATUS
      Funded status at year end..................................................     $     (78.3)     $     (83.7)
      Unrecognized transition obligation ........................................            77.2             83.2
      Unrecognized prior service cost............................................             3.0              3.5
      Unrecognized net (gain) loss...............................................           (38.6)           (34.1)
                                                                                      -----------      -----------
      Accrued postretirement benefit obligation..................................     $     (36.7)     $     (31.1)
                                                                                      ===========      ===========

      The following table provides the components of net periodic postretirement benefit cost for 1999, 1998 and 1997 (Millions of Dollars):


                                                                                 Year Ended December 31,
                                                                      --------------------------------------------
                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
      Service cost..............................................      $       2.7     $       2.3      $       2.3
      Interest cost.............................................              6.8             6.9              7.0
      Expected return on assets.................................              (.7)            (.7)             (.8)
      Amortization of transition obligation ....................              5.9             6.0              6.0
      Amortization of prior service cost........................               .4              .4               .4
      Amortization of net (gain) loss...........................             (2.4)           (2.6)            (2.6)
      Deferred regulatory amounts...............................                -               -              3.5
                                                                      -----------     -----------      -----------
      Net periodic postretirement benefit cost..................      $      12.7     $      12.3      $      15.8
                                                                      ===========     ===========      ===========



      The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 8.40% in 1999, declining gradually to 6.0% by the year 2004. The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 9.0% in 1998 and 9.7% in 1997. A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1999 by approximately 4.63% and the net postretirement health care cost by approximately 3.75%. A one percentage point decrease in the assumed health care cost trend rate for each year would decrease the accumulated postretirement benefit obligation as of December 31, 1999 by approximately 4.61% and the net postretirement health care cost by approximately 4.58%.The assumed discount rate used in determining the accumulated postretirement benefit obligation was 8.0% in 1999, 7.0% in 1998 and 7.25% in 1997 and the expected long-term rate of return on assets was 4.3% in 1999, 1998 and 1997.

NOTE 11.   TAXES ON INCOME

      Pretax earnings from continuing operations before extraordinary item are composed of the following (Millions of Dollars):


                                                                                 Year Ended December 31,
                                                                      --------------------------------------------
                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
      United States.............................................      $     554.3     $     502.8      $     458.2
      Foreign ..................................................            118.5           146.8             78.8
                                                                      -----------     -----------      -----------
                                                                      $     672.8     $     649.6      $     537.0
                                                                      ===========     ===========      ===========



      Provisions for income taxes from continuing operations before extraordinary item are composed of the following (Millions of Dollars):


                                                                                 Year Ended December 31,
                                                                      --------------------------------------------
                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
Current income taxes:
      Federal...................................................      $      45.0     $       5.0      $      50.7
      Foreign...................................................              7.8             5.5              5.3
      State.....................................................              9.0             4.5              8.4
                                                                      -----------     -----------      -----------
                                                                             61.8            15.0             64.4
                                                                      -----------     -----------      -----------
Deferred income taxes:
      Federal...................................................            111.7           140.9             69.5
      Foreign...................................................              3.4             3.4              3.3
      State.....................................................             (3.0)            7.4              1.1
                                                                      -----------     -----------      -----------
                                                                            112.1           151.7             73.9
                                                                      -----------     -----------      -----------

Taxes on Income.................................................      $     173.9     $     166.7      $     138.3
                                                                      ===========     ===========      ===========



      The Company and the Internal Revenue Service ("IRS") Appeals Office have concluded a final settlement of adjustments originally proposed to federal income tax returns filed for the years 1985 through 1987 and have concluded a tentative settlement of the additional adjustments proposed by the IRS to those returns. The Company and the IRS Appeals Office have also concluded a tentative settlement of the adjustments proposed to the Company's federal income tax returns filed for the years 1988 through 1990. The Company has received notice of proposed adjustments to the Company's federal income tax returns filed for the years 1991 through 1994, and the Company is currently contesting certain of these adjustments before the IRS Appeals Office. Examination of the Company's federal income tax returns filed for the years 1995, 1996 and 1997 began in 1999. It is the opinion of management that adequate provisions for federal income taxes have been reflected in the consolidated financial statements.

      Provisions for income taxes were different than the amount computed by applying the statutory U.S. federal income tax rate to earnings before tax. The reasons for these differences are (Millions of Dollars):


                                                                                 Year Ended December 31,
                                                                      --------------------------------------------
                                                                         1999             1998            1997
                                                                      -----------     -----------      -----------
      Tax expense by applying the U.S. federal income tax
         rate of 35%............................................      $     235.5     $     227.4      $     187.9
      Increases (reductions) in taxes resulting from:
         Tight sands gas credit.................................             (6.0)           (7.9)            (6.5)
         State income tax cost .................................              3.9             7.7              6.2
         Goodwill...............................................              6.4             6.4              6.4
         Exclusion for foreign investments and certain
           domestic joint ventures..............................            (51.5)          (50.3)           (50.6)
         Depletion and depreciation.............................            (16.4)           (1.2)            (1.4)
         Other..................................................              2.0           (15.4)            (3.7)
                                                                      -----------     -----------      -----------
Taxes on income.................................................      $     173.9     $     166.7      $     138.3
                                                                      ===========     ===========      ===========

      Deferred tax liabilities (assets) which are recognized for the estimated future tax effects attributable to temporary differences and carryforwards are (Millions of Dollars):


                                                                                             December 31,
                                                                                      ----------------------------
                                                                                          1999            1998
                                                                                      -----------      -----------
      Excess of book basis over tax basis of property, plant and equipment ......     $   1,646.2      $   1,637.4
      Pensions and benefit costs.................................................           129.4            109.8
      Other......................................................................           130.0             67.2
                                                                                      -----------      -----------
      Deferred tax liabilities...................................................         1,905.6          1,814.4
                                                                                      -----------      -----------
      Purchase gas and other recoverable costs...................................            (4.9)           (14.0)
      Alternative minimum tax credit carryforward................................          (189.7)          (195.4)
                                                                                      -----------      -----------
      Deferred tax assets........................................................          (194.6)          (209.4)
                                                                                      -----------      -----------
      Deferred income taxes......................................................     $   1,711.0      $   1,605.0
                                                                                      ===========      ===========

      U.S. income taxes have been provided for earnings of foreign subsidiaries that are expected to be distributed to the U.S. parent company. Foreign subsidiaries' cumulative undistributed earnings of $389.3 million are considered to be indefinitely reinvested outside the U.S. and, accordingly, no U.S. income taxes have been provided on those earnings. The determination of the hypothetical amount of unrecognized deferred U.S. taxes on undistributed earnings of foreign subsidiaries is not practicable.

NOTE 12.   DISCONTINUED OPERATIONS

      The Company is pursuing the disposition of its 50% ownership of ANR Advance Transportation Company, Inc. ("ANR Advance"), a trucking operation. ANR Advance is being liquidated in cooperation with other owners. Accordingly, the trucking operations are being reported as a discontinued operation.

      The net assets (liabilities) being disposed of have been classified in the accompanying consolidated balance sheet in Other Assets at December 31, 1999 and 1998. The net assets (liabilities) of the discontinued operations amounted to $2.5 million and $(.5) million at December 31, 1999 and 1998, respectively.

      Operating results of the discontinued operations are shown separately in the accompanying statement of consolidated operations. The loss from operations shown on the statement of consolidated operations is net of income tax benefits of $1.9 million and $3.5 million in 1998 and 1997, respectively. The estimated loss on disposal of the discontinued operations of $35.0 million is net of income tax benefits of $18.8 million.

NOTE 13.   EXTRAORDINARY ITEM

      EARLY EXTINGUISHMENT OF DEBT. In February 1997, the Company purchased and retired $798.0 million of notes and debentures with interest rates ranging from 9-3/4% to 10-3/4%. None of the issues were eligible for redemption and the purchase included payment of a premium. The Company incurred an after-tax extraordinary charge of $90.6 million ($.43 per share-basic or $.42 per share-diluted), net of income taxes of $48.7 million, in connection with the repurchase of these debt securities.

NOTE 14.   EARNINGS PER SHARE

      Earnings per share are calculated following Statement of Financial Accounting Standards No. 128. The following data shows the amounts used in computing basic earnings per share and the effects on income and the weighted average number of shares of dilutive securities.


                                                                          For the Year Ended December 31, 1999
                                                                   -----------------------------------------------
                                                                      Income           Shares
                                                                    (Numerator)     (Denominator)       Per-Share
                                                                    (Millions)       (Thousands)         Amount
                                                                  --------------     -----------       -----------


      Earnings from continuing operations
         before extraordinary item............................    $        498.9
      Less preferred stock dividends..........................                .3
                                                                  --------------
      Basic earnings per share
         Income available to common stockholders..............             498.6         213,283       $      2.34
                                                                                                       ===========
      Effect of dilutive securities
         Options..............................................                 -           2,465
         Convertible preferred stock..........................                .3           1,244
                                                                  --------------     -----------
      Diluted earnings per share
         Income available to common stockholders
             plus assumed conversions.........................    $        498.9         216,992       $      2.30
                                                                  ==============     ===========       ===========


                                                                          For the Year Ended December 31, 1998
                                                                   -----------------------------------------------
                                                                      Income           Shares
                                                                    (Numerator)     (Denominator)       Per-Share
                                                                    (Millions)       (Thousands)         Amount
                                                                  --------------     -----------       -----------
      Earnings from continuing operations before
         extraordinary items..................................    $        482.9
      Less preferred stock dividends..........................               6.0
                                                                  --------------
      Basic earnings per share
         Income available to common stockholders..............             476.9         212,543       $      2.24
                                                                                                       ===========
      Effect of dilutive securities
         Options..............................................                 -           2,248
         Convertible preferred stock..........................                .3           1,317
                                                                  --------------     -----------
      Diluted earnings per share
         Income available to common stockholders
             plus assumed conversions.........................    $        477.2         216,108       $      2.21
                                                                  ==============     ===========       ===========

                                                                          For the Year Ended December 31, 1997
                                                                   -----------------------------------------------
                                                                      Income           Shares
                                                                    (Numerator)     (Denominator)       Per-Share
                                                                    (Millions)       (Thousands)         Amount
                                                                  --------------     -----------       -----------
      Earnings from continuing operations before
         extraordinary items..................................    $        398.7
      Less preferred stock dividends..........................              17.4
                                                                  --------------
      Basic earnings per share
         Income available to common stockholders..............             381.3         211,892       $      1.80
                                                                                                       ===========
      Effect of dilutive securities
         Options..............................................                 -           1,798
         Convertible preferred stock..........................                .4           1,412
                                                                  --------------     -----------
      Diluted earnings per share
         Income available to common stockholders plus
             assumed conversions..............................    $        381.7         215,102       $      1.77
                                                                  ==============     ===========       ===========


NOTE 15.   LITIGATION, ENVIRONMENTAL AND REGULATORY MATTERS

      LITIGATION. In December 1992, certain of Colorado's natural gas lessors in the West Panhandle Field filed a complaint in the U.S. District Court, Northern District of Texas, claiming underpayment of royalties, breach of fiduciary duty, fraud and negligent misrepresentation. Management believes that CIG has numerous defenses to the lessors' claims, including (i) that the royalties were properly paid, (ii) that the majority of the claims were released by written agreement and (iii) that the majority of the claims are barred by the statute of limitations. In March of 1995, the trial court granted a partial summary judgment in favor of CIG, holding that the four-year statute of limitations had not been tolled and the releases are valid and dismissing all tort claims and claims for breach of any duty of disclosure. The remaining claim for underpayment of royalties was tried to a jury which, in May 1995, made findings favorable to CIG. On June 7, 1995, the trial court entered a judgment that the lessors recover no monetary damages from CIG and permanently estopping the lessors from asserting any claim based on an interpretation of the contract different than that asserted by CIG in the litigation. The lessors' motion for a new trial was denied on July 18, 1997, and both parties filed appeals. On June 7, 1996, the same plaintiffs sued CIG in state court in Amarillo, Texas, for underpayment of royalties. CIG removed the second lawsuit to federal court which granted a stay of the second suit pending the outcome of the first lawsuit. Oral arguments were heard before the Fifth Circuit Court of Appeals on December 4, 1998, and the parties are awaiting the Court's decision.

      In October 1996, the Company, along with several subsidiaries, was named as a defendant in a suit filed by several former and current African American employees in the U.S. District Court, Southern District of Texas ("Texas suit"). The Texas suit alleges racially discriminatory employment policies and practices. Coastal vigorously denies these allegations and has filed responsive pleadings. Plaintiffs' counsel are seeking to have the Texas suit certified as a class action of all former and current African American employees and initially claimed compensatory and punitive damages of $400 million. In February 1999, in response to Coastal's motion to deny class certification, plaintiffs' counsel obtained permission from the Court to delete all claims for compensatory and punitive damages and to seek equitable relief only.

      In January 1998, the plaintiffs in the Texas suit amended their suit to exclude ANR Pipeline employees from the potential class. A new suit was then filed in state court in Wayne County, Michigan, seeking to have the Michigan suit certified as a class action of African American employees of ANR Pipeline and seeking unspecified damages as well as attorneys and expert fees. ANR Pipeline has filed responsive pleadings denying these allegations. In August 1999, the court denied plaintiffs' motion to have the Michigan suit certified as a class action. Plaintiffs filed with the Michigan Court of Appeals an application for leave to appeal the denial of the class certification. On November 5, 1999, the Michigan Court of Appeals denied the application for leave to appeal.

      Two legal proceedings, one in federal court and the other in state court, have been instituted against a number of gas pipeline companies and their affiliates, including Coastal and several of its subsidiaries. The plaintiffs in each suit seek damages for the alleged undermeasurement of the heating value and the volume of natural gas. In the federal proceeding, Jack Grynberg filed 77 separate False Claim Act suits in September 1997 against natural gas transmission companies and producers, gatherers, and processors of natural gas, seeking unspecified damages which could include treble damages for the maximum period permitted by law (potentially as much as ten years) and penalties of up to $10,000 per false claim. In addition to the measurement claims, these suits also allege that the defendants undervalued the gas in paying royalties. The Coastal defendants were sued in the U.S. District Courts of Colorado and the Eastern District of Michigan. In April 1999, the U.S. Department of Justice notified the Company that the United States will not intervene in these cases at this time. The MultiDistrict Litigation Panel has consolidated the Grynberg suits with several other Grynberg cases for pre-trial proceedings in Wyoming. The defendants have filed a motion to dismiss which will be argued in March of 2000.

      In the state proceedings, the Quinque Operating Company, on behalf of itself and subclasses of gas producers, royalty owners, overriding royalty owners, and state taxing authorities, in May 1999 instituted a legal proceeding in State Court in Stevens County, Kansas against over 200 gas companies, including several Coastal subsidiaries. The Quinque suit seeks unspecified actual, punitive and treble damages for the alleged undermeasurement of all natural gas measured in the United States from non-federal and non-Indian lands since 1974. The plaintiffs are seeking certification of a national class of all similarly situated gas producers, royalty owners, overriding royalty owners, and state taxing authorities. The suit has been removed to the U.S. District Court for the District of Kansas. The plaintiffs have filed a motion to remand the case back to the state court, and several defendants have filed a motion under the MultiDistrict Litigation rules to have the suit transferred to Wyoming and consolidated with the Grynberg proceedings for pre-trial proceedings.

      Numerous other lawsuits and other proceedings which have arisen in the ordinary course of business are pending or threatened against the Company or its subsidiaries.

      Although no assurances can be given and no determination can be made at this time as to the outcome of any particular lawsuit or proceeding, the Company believes there are meritorious defenses to substantially all such claims and that any liability which may finally be determined should not have a material adverse effect on the Company's consolidated financial position or results of operations.

      ENVIRONMENTAL MATTERS. The Company's operations are subject to extensive and evolving federal, state and local environmental laws and regulations. Compliance with such laws and regulations can be costly. Additionally, governmental authorities may enforce the laws and regulations with a variety of civil and criminal enforcement measures, including monetary penalties and remediation requirements.

      The Company spent approximately $10 million in 1999 on environmental capital projects and anticipates capital expenditures of approximately $36 million in 2000 in order to comply with such laws and regulations. The majority of the 2000 expenditures is attributable to projects at the Company's refining, chemical and terminal facilities. The Company currently anticipates capital expenditures for environmental compliance of $20 million to $40 million per year over the next several years.

      The Comprehensive Environmental Response, Compensation and Liability Act, also known as "Superfund," imposes liability for the release of a "hazardous substance" into the environment. Superfund liability is imposed without regard to fault and even if the waste disposal was in compliance with the then current laws and regulations. With the joint and several liability imposed under Superfund, a potentially responsible party ("PRP") may be required to pay more than its proportional share of such costs. Certain subsidiaries of the Company and a company in which Coastal owns a 50% interest have been named as a PRP in various "Superfund" waste disposal sites. At the nine sites for which there is sufficient information, total cleanup costs are estimated to be approximately $609 million, and the Company estimates its pro-rata exposure, to be paid over a period of years, is approximately $8 million and has made appropriate provisions. At ten other sites, the EPA is currently unable to provide the Company with an estimate of total cleanup costs and, accordingly, the Company is unable to calculate its share of those costs.

      Additionally, certain subsidiaries of the Company have been named as PRPs in four state sites. At one site, the North Carolina Department of Health, Environmental and Natural Resources has estimated the total cleanup costs to be approximately $50 million, but the Company believes the subsidiary's activities at this site were de minimis. At a second state site, the Florida Department of Environmental Protection has demanded reimbursement of its costs, which total $100,000, and suitable remediation. The Company believes the subsidiary's activities at the Florida site were de minimis. At a third site, the owner of the California site has estimated the total cleanup costs to be approximately $40 million, but the Company believes the subsidiary's activities at this site were de minimis. At the fourth site, the Texas Natural Resource Conservation Commission has estimated the total cleanup costs to be approximately $2 million, but the Company believes the subsidiary's activities at this site were de minimis.

      Future information and developments, including legislative and enforcement developments, will require the Company to continually reassess the expected impact of these environmental matters. However, the Company has evaluated its total environmental exposure based on currently available data, including its potential joint and several liability, and believes that compliance with all applicable laws and regulations will not have a material adverse impact on the Company's consolidated financial position or results of operations.

      REGULATORY MATTERS. On July 29, 1998, the FERC issued a "Notice of Proposed Rulemaking," in which the FERC has proposed a number of significant changes to the industry, including, among other things, removal of price caps in the short-term market (less than one year), capacity auctions, changed reporting obligations, the ability to negotiate terms and conditions of all services, elimination of the requirement of a matching term cap on the renewal of existing contracts, and a review of its policies for approving capacity construction. On the same day, the FERC also issued a "Notice of Inquiry" soliciting industry input on various matters affecting the pricing of long-term service and certificate pricing in light of changing market conditions. On February 9, 2000, the FERC issued a final rule implementing certain of the changes that were discussed in these two proposals. Among other things, the final rule: (a) removes the price ceilings for short-term secondary market capacity releases for a trial period through September 30, 2002; (b) permits pipelines to propose seasonally and term-differentiated rates; (c) revises requirements relating to pipeline scheduling procedures, capacity segmentation and penalties; (d) narrows the right-of-first-refusal granted to long-term shippers to retain their capacity; and (e) expands pipeline reporting requirements. Coastal's interstate pipeline subsidiaries will seek clarification of certain aspects of the final rule.

      On September 15, 1999, the FERC issued a Policy Statement addressing the certification and pricing of new pipeline construction projects. Under the Policy Statement, applicants must first satisfy a threshold pricing requirement of demonstrating that their projects can be constructed without subsidies from existing customers. Second, the applicants must show that any adverse impacts of the project on identified interests (existing customers of the applicant, other existing pipelines and their captive customers, landowners and the surrounding communities) are outweighed by its benefits. On October 19, 1999, Coastal's interstate pipeline subsidiaries sought clarification and/or rehearing of the Policy Statement insofar as it does not apply directly to those projects filed for approval under the FERC's "optional certificate" regulations. Other parties also sought rehearing of this and other aspects of the Policy Statement. On February 9, 2000, the FERC issued an order which, among other things, held that the Policy Statement balancing criteria would apply to new optional certificate applications while it receives comments on its companion notice proposing to eliminate its optional certificate regulations.

      On May 30, 1997, WIC filed with the FERC to increase its rates by approximately $5.7 million annually. On June 27, 1997, the FERC accepted the filing effective as of December 1, 1997, subject to refund. The FERC staff and certain participants in the proceeding raised a number of issues relating to WIC's rates, revenue requirements and the treatment of an "exit fee" which WIC had received in conjunction with the termination of a transportation service agreement. WIC and most of the parties subsequently reached a settlement resolving all issues in the case. That settlement was ultimately approved by the FERC on June 21, 1999 (the "June 21, 1999 settlement"). Two parties opposed the settlement and the FERC initially severed them from the settlement and ordered a separate hearing on their issues. However, on October 13, 1999, the FERC determined that the settlement should also apply to those parties as well, inasmuch as WIC had filed a new rate case (discussed below) which would become effective before any decision could be reached and implemented. The FERC denied rehearing of the October 13, 1999 Order on December 21, 1999. The two parties who had objected to the settlement have the right to seek judicial review of this order.

      On July 1, 1999, WIC filed with the FERC a new rate case to increase its rates by approximately $8 million annually (based on the rates determined under the June 21, 1999 settlement). On July 29, 1999, the FERC issued its order accepting the rate filing and suspending it for five months to become effective on January 1, 2000. The order also set the case for hearing, which is currently scheduled to commence in the second half of 2000. WIC has filed to place its new rates into effect on January 1, 2000, and is collecting those rates subject to refund.

      Certain other regulatory issues remain unresolved among CIG, ANR Pipeline, ANR Storage Company and WIC, their customers, their suppliers and the FERC. The Company has made provisions which represent management's assessment of the ultimate resolution of these issues. As a result, the Company anticipates that these regulatory matters will not have a material adverse effect on its consolidated financial position or results of operations. While the Company estimates the provisions to be adequate to cover potential adverse rulings on these and other issues, it cannot estimate when each of these issues will be resolved.

NOTE 16.   QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

      Results of operations by quarter for the years ended December 31, 1999 and 1998 were (Millions of Dollars Except per Share):


                                                                          Quarter Ended
                                            ----------------------------------------------------------------------
                                            March 31, 1999      June 30, 1999      Sept. 30, 1999    Dec. 31, 1999
                                            --------------      -------------      --------------    -------------
Operating revenues.........................     $  1,709.6       $   1,892.1         $  2,060.1        $  2,535.4
Less purchases.............................          945.9           1,184.3            1,295.5           1,723.0
                                                ----------       -----------         ----------        ----------
                                                     763.7             707.8              764.6             812.4
Other income and expenses..................          629.2             614.5              662.5             643.4
                                                ----------       -----------         ----------        ----------
Net earnings ..............................     $    134.5       $      93.3         $    102.1        $    169.0
                                                ==========       ===========         ==========        ==========
Basic earnings per share...................     $      .63       $       .44         $      .48        $      .79
                                                ==========       ===========         ==========        ==========
Diluted earnings per share.................     $      .62       $       .43         $      .47        $      .78
                                                ==========       ===========         ==========        ==========






                                                                          Quarter Ended
                                            ----------------------------------------------------------------------
                                            March 31, 1998      June 30, 1998      Sept. 30, 1998    Dec. 31, 1998*
                                            --------------      -------------      --------------   --------------
Operating revenues.........................     $  1,956.5       $   1,924.4         $  1,661.6        $  1,825.7
Less purchases.............................        1,186.4           1,176.8              966.9           1,046.7
                                                ----------       -----------         ----------        ----------
                                                     770.1             747.6              694.7             779.0
Other income and expenses..................          645.3             656.1              602.9             604.2
                                                ----------       -----------         ----------        ----------
Earnings from continuing operations........          124.8              91.5               91.8             174.8
Discontinued operations....................           (1.9)              3.1               (2.3)            (37.4)
                                                ----------       -----------         ----------        ----------
Net earnings...............................     $    122.9       $      94.6         $     89.5        $    137.4
                                                ==========       ===========         ==========        ==========
Basic earnings per share:
   From continuing operations..............     $      .57       $       .42         $      .43        $      .82
   Discontinued operations.................           (.01)              .02               (.01)             (.18)
                                                ----------       -----------         ----------        ----------
   Net basic earnings per share............     $      .56       $       .44         $      .42        $      .64
                                                ==========       ===========         ==========        ==========
Diluted earnings per share:
   From continuing operations..............     $      .56       $       .42         $      .42        $      .81
   Discontinued operations.................           (.01)              .01               (.01)             (.17)
                                                ----------       -----------         ----------        ----------
   Net diluted earnings per share .........     $      .55       $       .43         $      .41        $      .64
                                                ==========       ===========         ==========        ==========



*Includes a $58.6 million gain ($38.1 million net of income taxes, or $.18 per share) from the sale of certain non-core natural gas processing and gathering assets.

NOTE 17.   MERGER

      Coastal and El Paso Energy Corporation ("El Paso Energy") announced on January 18, 2000 the execution of definitive agreements for the merger of Coastal and El Paso Energy. Each share of Coastal common stock and Class A common stock will be converted on a tax-free basis (except for cash paid in lieu of fractional shares) into 1.23 shares of El Paso Energy common stock. The outstanding convertible preferred stock of Coastal will be exchanged tax free (except for cash paid in lieu of fractional shares) for El Paso Energy common stock on the same basis as if the preferred stock had been converted into Coastal common stock immediately prior to the merger. It is expected that the merger will be completed during the fourth quarter of 2000 and be accounted for as a pooling of interests. The merger is subject to various conditions, particularly federal regulatory approval.

    SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

      Reserves; capitalized costs; costs incurred in oil and gas acquisition, exploration and development activities; results of operations; and the standardized measure of discounted future net cash flows are presented for the exploration and production segment. Natural gas systems reserves and the related standardized measure of discounted future net cash flows are separately presented for natural gas systems operations. All of the Company's proved properties are located in North America (United States and Canada). The reserve tables that follow report on United States operations and do not include approximately 78,000 MMcf equivalents of Canadian proved reserves discovered during the fourth quarter of 1999.

ESTIMATED QUANTITIES OF PROVED RESERVES (DOMESTIC)

                                                             Natural Gas           Exploration
                                                               Systems           and Production
                                                             -----------   --------------------------
                                                              Developed    Developed      Undeveloped     Total
                                                             -----------   ---------      -----------   ---------
      Natural Gas (MMcf):
      ------------------

      1999..................................................   197,649      1,625,713    1,643,350      3,466,712
      1998..................................................   211,761      1,287,207    1,028,167      2,527,135
      1997..................................................   248,248        953,235      551,031      1,752,514

      Oil, Condensate and Natural Gas Liquids (000 barrels):
      -----------------------------------------------------

      1999..................................................       249         33,690       23,188         57,127
      1998..................................................       237         31,894       20,153         52,284
      1997..................................................       349         27,016       12,778         40,143



Changes in proved reserves since the end of 1996 are shown in the following table.


                                                                                         Oil, Condensate and
                                                           Natural Gas                   Natural Gas Liquids
                                                             (MMcf)                         (000 barrels)
                                                   ----------------------------    ----------------------------
                                                     Natural        Exploration       Natural       Exploration
                                                       Gas              and             Gas             and
Total Proved Reserves                                Systems        Production        Systems       Production
---------------------                              -----------    -------------    -----------    -------------
Total, end of 1996..............................     267,927        1,188,605             391          44,071
                                                    --------       ----------         -------       ---------

Production during 1997..........................     (38,135)        (159,127)            (57)         (4,957)
Extensions and discoveries......................       8,870          305,319               -           5,775
Acquisitions....................................           -          252,219               -           2,340
Sales of reserves in-place......................           -          (56,894)              -          (6,739)
Revisions of previous quantity estimates and
      other.....................................       9,586          (25,856)             15            (696)
                                                    --------       ----------         -------       ---------
Total, end of 1997..............................     248,248        1,504,266             349          39,794
                                                    --------        ---------         -------       ---------

Production during 1998..........................     (39,058)        (185,732)            (44)         (5,578)
Extensions and discoveries......................         404          518,529               -           9,185
Acquisitions....................................           -          575,934               -          11,915
Sales of reserves in-place......................           -          (25,556)              -          (1,072)
Revisions of previous quantity estimates and
      other.....................................       2,167          (72,067)            (68)         (2,197)
                                                    --------       ----------         -------       ---------
Total, end of 1998..............................     211,761        2,315,374             237          52,047
                                                    --------       ----------         -------       ---------

Production during 1999..........................     (35,634)        (230,542)            (24)         (4,475)
Extensions and discoveries......................           -          745,565               -           5,354
Acquisitions....................................           -          539,274               -          11,377
Sales of reserves in-place......................           -          (39,908)              -            (805)
Revisions of previous quantity estimates and
      other.....................................      21,522          (60,700)             36          (6,620)
                                                    --------       ----------         -------       ---------
Total, end of 1999..............................     197,649        3,269,063             249          56,878
                                                    ========       ==========         =======       =========

      Total proved reserves for natural gas systems exclude storage gas and liquids volumes. The natural gas systems storage gas volumes are 221,509, 225,853 and 213,571 MMcf and storage liquids volumes are approximately 301,000, 232,000 and 209,000 barrels at December 31, 1999, 1998 and 1997, respectively. Total proved reserves for natural gas equivalents include approximately 152,000, 162,000 and 32,000 MMcf associated with volumetric production payments sold to unaffiliated entities by the Company for the years 1999, 1998 and 1997, respectively.

      All of the Company's proved reserves are located in North America (United States and Canada). Other international activities are connected with the evaluation of various concessions. The statistical tables on capitalized costs report on worldwide operations while the reserve and cash flow tables are for properties located in the United States. Other international investments are periodically reviewed for impairment.


CAPITALIZED COSTS RELATING TO EXPLORATION AND PRODUCTION ACTIVITIES (WORLDWIDE) (Millions of Dollars)


                                                                                                  December 31,
                                                                                             --------------------
                                                                                               1999        1998
                                                                                             --------    --------
Proved and Unproved Properties:
------------------------------

Proved properties.......................................................................     $  3,234    $  2,508
Unproved properties.....................................................................          536         312
                                                                                             --------    --------
                                                                                                3,770       2,820
Accumulated depreciation, depletion and amortization....................................         (904)       (765)
                                                                                             --------    --------
                                                                                             $  2,866    $  2,055
                                                                                             ========    ========



      The Company follows the full-cost method of accounting for oil and gas properties.


COSTS EXCLUDED FROM AMORTIZATION (DOMESTIC)
(Millions of Dollars)

      The following table summarizes the costs related to unevaluated properties and major development projects which are excluded from amounts subject to amortization at December 31, 1999. The Company regularly evaluates these costs to determine whether impairment has occurred. The majority of these costs are expected to be evaluated and included in the amortization base within three years.



                                                                          Years Costs Incurred
                                                    --------------------------------------------------------------
                                                                                                          Prior to
                                                        Total        1999         1998         1997         1997
                                                     ---------    ---------     --------     --------     --------
Property acquisition.............................    $     277    $     137     $    121     $     15     $      4
Exploration......................................          123           89           28            4            2
Development......................................           64           36           21            6            1
Capitalized interest.............................           22           20            2            -            -
                                                     ---------    ---------     --------     --------     --------
                                                     $     486    $     282     $    172     $     25     $      7
                                                     =========    =========     ========     ========     ========

COSTS INCURRED IN OIL AND GAS ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES (WORLDWIDE)
(Millions of Dollars)


                                                                                      Year Ended December 31,
                                                                                 ---------------------------------
                                                                                   1999        1998        1997
                                                                                 --------    --------    ---------
Property acquisition costs:
      Proved.................................................................    $    154    $    129    $     48
      Unproved...............................................................         152         133          49
Exploration costs............................................................         168         123          83
Development costs............................................................         593         540         388


RESULTS OF OPERATIONS FOR EXPLORATION AND PRODUCTION ACTIVITIES (DOMESTIC) (Millions of Dollars)


                                                                                      Year Ended December 31,
                                                                                 --------------------------------
                                                                                   1999        1998        1997
                                                                                 --------    --------    --------
Revenues:
   Sales.....................................................................    $    451    $    333    $    227
   Transfers.................................................................         113         111         240
                                                                                 --------    --------    --------
      Total..................................................................         564         444         467
                                                                                 --------    --------    --------

Production costs.............................................................        (104)        (89)        (92)
Operating expenses...........................................................         (50)        (44)        (34)
Depreciation, depletion and amortization.....................................        (223)       (195)       (171)
                                                                                 --------    --------    --------
                                                                                      187         116         170

Income tax expense...........................................................         (59)        (33)        (52)
                                                                                 --------    --------    --------

Results of operations for producing activities (excluding corporate
   overhead and interest costs)..............................................    $    128    $     83    $    118
                                                                                 ========    ========    ========



      The average domestic amortization rate per equivalent Mcf was $0.87 in 1999, $0.89 in 1998 and $0.91 in 1997. Depreciation, depletion and amortization excludes provisions for the impairment of international projects of $10.0 million in 1999, $9.1 million in 1998 and $10.7 million in 1997.

      STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVE QUANTITIES (DOMESTIC). Future cash inflows for the years ended December 31, 1999 and 1998 from the sale of proved reserves and estimated production and development costs as calculated by the Company's engineers and reviewed by Huddleston & Co., Inc., the Company's independent engineer, are discounted by 10% after they are reduced by the Company's estimate for future income taxes. The amount for 1997 was calculated by Huddleston. The calculations are based on year-end prices and costs, statutory tax rates and nonconventional fuel source tax credits that relate to existing proved oil and gas reserves in which the Company has mineral interests.

      The standardized measure is not intended to represent the market value of reserves and, in view of the uncertainties involved in the reserve estimation process, including the instability of energy markets as evidenced by changes in both natural gas and crude oil prices, may be subject to material future revisions (Millions of Dollars):


                                                           Year Ended December 31,
                               -----------------------------------------------------------------------------------
                                         1999                         1998                        1997
                               -------------------------   -------------------------  ----------------------------
                               Natural Gas   Exploration   Natural Gas   Exploration    Natural Gas   Exploration
                                 Systems   and Production    Systems   and Production     Systems   and Production
                               ----------- --------------  ----------- --------------  ----------- ---------------
Future cash inflows..........  $       229   $     8,250   $       256   $     4,939   $       291   $     4,190
Future production and
   development costs.........          (74)       (2,674)          (79)       (1,909)          (87)       (1,479)
Future income tax expenses...          (49)       (1,265)          (57)         (584)          (67)         (635)
                               -----------   -----------   -----------   -----------   -----------   -----------
Future net cash flows........          106         4,311           120         2,446           137         2,076
10% annual discount for
   estimated timing of cash
   flows.....................          (41)       (1,556)          (51)         (865)          (57)         (651)
                               -----------   -----------   -----------   -----------   -----------   -----------
Standardized measure of
   discounted future net
   cash flows................  $        65   $     2,755   $        69   $     1,581   $        80   $     1,425
                               ===========   ===========   ===========   ===========   ===========   ===========



      Future net cash flows include approximately $190 million for 1999, $156 million for 1998 and $38 million for 1997 related to volumes dedicated to volumetric production payments sold to unaffiliated entities by the Company.

      Principal sources of change in the standardized measure of discounted future net cash flows during each year are (Millions of Dollars):


                                                                           Year Ended December 31,
                                              ------------------------------------------------------------------------------------
                                                         1999                         1998                        1997
                                               -------------------------   -------------------------  ----------------------------
                                               Natural Gas   Exploration   Natural Gas   Exploration    Natural Gas   Exploration
                                                 Systems   and Production    Systems   and Production     Systems   and Production
                                               ----------- --------------  ----------- --------------  ----------- ---------------
Sales and transfers, net of
   production costs.............               $       (36)  $      (474)  $       (34)  $      (338)  $       (34)  $      (373)
Net changes in prices and
   production costs.............                        (5)          734             3          (334)          (53)         (906)
Extensions and discoveries......                         -           606             -           430            10           322
Acquisitions....................                         -           643             -           317             -           289
Sales of reserves in-place......                         -           (33)            -           (21)            -          (117)
Development costs incurred
   during the period that
   reduced estimated future
   development costs............                         -           102             -           115             -            11
Revisions of previous quantity
   estimates, timing and other..                        28          (234)            6          (322)          (34)         (392)
Accretion of discount...........                         6           136             8           141            17           233
Net change in income taxes......                         3          (306)            6           168            34           398
                                               -----------   -----------   -----------   -----------   -----------   -----------
Net change......................               $        (4)  $     1,174   $       (11)  $       156   $       (60)  $      (535)
                                               ===========   ===========   ===========   ===========   ===========   ===========



      None of the amounts include any value for natural gas systems storage gas and liquids volumes, which was approximately 41 Bcf for CIG, 117 Bcf for ANR Pipeline, 63 Bcf for Mid Michigan Gas Storage Company and 301,000 barrels of liquids for CIG at the end of 1999.

        (b)   Pro forma financial information:

     The following unaudited pro forma condensed combined financial information gives effect to the merger using the pooling of interests method of accounting. This information is presented to show the estimated impact of the merger as if our companies had always been combined. This presentation reflects the issuance of 271 million shares of El Paso Energy common stock in connection with the merger. The pro forma statements of income are prepared as if we completed the merger as of January 1, 1997, and the pro forma balance sheet was prepared as if we completed the merger on September 30, 2000.

The notes accompanying the pro forma financial statements explain the assumptions used in preparing the financial information, and do not reflect cost savings from operating efficiencies or other improvements we may achieve by combining our companies. The historical financial information for Coastal includes reclassifications to conform to our presentation. These reclassifications have no impact on income from continuing operations or total stockholders' equity.

     Accounting policy differences and intercompany balances between El Paso Energy and Coastal are not expected to be material. As a result, no adjustments are included in these statements. However, our analysis has not been fully completed and will continue as we integrate the two companies.

     We are providing this financial information for illustrative purposes only. It does not necessarily indicate what the operating results and financial position of the combined company might have been had the merger been completed at the beginning of the earliest period presented, nor does it necessarily indicate what the combined company's operating results and financial position will be following the merger. In addition, these statements do not give effect to any severance, transition, asset impairment charges, or gains or losses, as a result of disposing of assets to comply with the Federal Trade Commission order relating to this merger, or any operating efficiencies or cost savings that may result from the integration of our combined operations.

     The accompanying pro forma information should be read in conjunction with:

     - the audited consolidated financial statements and other financial information included in El Paso Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the notes to those financial statements;

     - the unaudited condensed consolidated financial statements and other financial information included in El Paso Energy's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, including the notes to those financial statements;

     - the audited consolidated financial statements and other financial information included in Coastal's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including the notes to those financial statements, included in Item 7(a) of this Form 8-K; and

     - the unaudited condensed consolidated financial statements and other financial information included in Coastal's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, including the notes to those financial statements.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 2000
                                 (IN MILLIONS)




                                                ASSETS

                                                      EL PASO
                                                       ENERGY      COASTAL                   COMBINED
                                                     HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                     ----------   ----------   -----------   ---------
Total current assets...............................   $ 5,857      $ 3,412        $           $ 9,269
Property, plant, and equipment, net................    10,448       10,303                     20,751
Other..............................................     5,441        3,069                      8,510
                                                      -------      -------        -----       -------
          Total assets.............................   $21,746      $16,784        $           $38,530
                                                      =======      =======        =====       =======

                                  LIABILITIES & STOCKHOLDERS' EQUITY

Total current liabilities..........................   $ 7,256      $ 3,383        $ 344 (a)   $10,852
                                                                                   (131)(b)
                                                      -------      -------        -----       -------
Long-term debt, less current maturities............     4,566        5,584                     10,150
                                                      -------      -------        -----       -------
Deferred income taxes..............................     1,962        1,884                      3,846
                                                      -------      -------        -----       -------
Other..............................................     2,325          814                      3,139
                                                      -------      -------        -----       -------
Company-obligated preferred securities of
  consolidated trusts..............................       625          300                        925
                                                      -------      -------        -----       -------
Minority interest..................................     1,581          451                      2,032
                                                      -------      -------        -----       -------
Stockholders' equity
  Cumulative preferred stock.......................                     --           -- (c)
  Class A common stock.............................                     --           -- (c)
  Common stock.....................................       727           73          738 (c)     1,538
  Additional paid-in capital.......................     1,480        1,056         (870)(c)     1,666
  Retained earnings................................     1,590        3,371         (344)(a)     4,748
                                                                                    131 (b)
  Other............................................      (366)        (132)         132 (c)      (366)
                                                      -------      -------        -----       -------
          Total stockholders' equity...............     3,431        4,368         (213)        7,586
                                                      -------      -------        -----       -------
          Total liabilities and stockholders'
            equity.................................   $21,746      $16,784        $           $38,530
                                                      =======      =======        =====       =======

                            See accompanying notes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                 (IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                     EL PASO
                                                      ENERGY       COASTAL                   COMBINED
                                                    HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                    ----------    ----------   -----------   ---------
Operating revenues................................   $14,320        $9,155        $           $23,475
                                                     -------        ------        ----        -------
Operating expenses
  Cost of gas and other products..................    12,122         6,380                     18,502
  Operation and maintenance.......................       650         1,381                      2,031
  Merger related cost and
    impairment charges............................        46            --                         46
  Depreciation, depletion, and amortization.......       443           447                        890
  Taxes, other than income taxes..................       111            96                        207
                                                     -------        ------        ----        -------
                                                      13,372         8,304                     21,676
                                                     -------        ------        ----        -------
Operating income .................................       948           851                      1,799
Other income, net.................................       191           137                        328
                                                     -------        ------        ----        -------
Income before interest, income taxes, and minority
  interest........................................     1,139           988                      2,127
                                                     -------        ------        ----        -------
Interest and debt expense.........................       390           302                        692
Minority interest.................................        81            35                        116
Income tax expense ...............................       213           195                        408
                                                     -------        ------        ----        -------
                                                         684           532                      1,216
                                                     -------        ------        ----        -------
Income from continuing operations before
  preferred dividends of subsidiaries.............       455           456                        911
Preferred stock dividends of subsidiaries.........        19            10                         29
                                                     -------        ------        ----        -------
Income from continuing operations.................       436           446                        882
Dividends on preferred stock......................                      --                         --
                                                     -------        ------        ----        -------
Income from continuing operations available to
  common stockholders............................    $  436         $  446        $           $   882
                                                     =======        ======        ====        =======

Basic earnings per share from continuing
  operations available to common stockholders.....   $  1.89                                  $  1.76
                                                     =======                                  =======

Diluted earnings per share from continuing
  operations available to common stockholders....    $  1.83                                  $  1.72
                                                     =======                                  =======

Basic average common shares outstanding...........       230                       270(d)         500
                                                     =======                      ====        =======
Diluted average common shares outstanding.........       242                       272(d)         514
                                                     =======                      ====        =======

                            See accompanying notes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                 (IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                     EL PASO
                                                      ENERGY       COASTAL                   COMBINED
                                                    HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                    ----------    ----------   -----------   ---------
Operating revenues................................   $10,581        $8,197        $           $18,778
                                                     -------        ------        ----        -------
Operating expenses
  Cost of gas and other products..................     7,974         5,149                     13,123
  Operation and maintenance.......................       979         1,587                      2,566
  Merger-related and asset impairment charges.....       557                                      557
  Ceiling test charges............................       352                                      352
  Depreciation, depletion, and amortization.......       609           479                      1,088
  Taxes, other than income taxes..................       146           100                        246
                                                     -------        ------        ----        -------
                                                      10,617         7,315                     17,932
                                                     -------        ------        ----        -------
Operating income (loss)...........................       (36)          882                        846
Other income, net.................................       227           146                        373
                                                     -------        ------        ----        -------
Income before interest, income taxes, and minority
  interest........................................       191         1,028                      1,219
                                                     -------        ------        ----        -------
Interest and debt expense.........................       453           323                        776
Minority interest.................................        36            25                         61
Income tax expense (benefit)......................       (81)          174                         93
                                                     -------        ------        ----        -------
                                                         408           522                        930
                                                     -------        ------        ----        -------
Income (loss) from continuing operations before
  preferred dividends of subsidiaries.............      (217)          506                        289
Preferred stock dividends of subsidiaries.........        25             7                         32
                                                     -------        ------        ----        -------
Income (loss) from continuing operations..........      (242)          499                        257
Dividends on preferred stock......................                      --
                                                     -------        ------        ----        -------
Income (loss) from continuing operations available
  to common stockholders..........................   $  (242)       $  499        $           $   257
                                                     =======        ======        ====        =======
Basic earnings (loss) per share from continuing
  operations available to common stockholders.....   $ (1.06)                                 $  0.52
                                                     =======                                  =======
Diluted earnings (loss) per share from continuing
  operations available to common stockholders.....   $ (1.06)(e)                              $  0.51(e)
                                                     =======                                  =======
Basic average common shares outstanding...........       228                       269(d)         497
                                                     =======                      ====        =======
Diluted average common shares outstanding.........       239 (e)                   269(d)         508(e)
                                                     =======                      ====        =======

                            See accompanying notes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                 (IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                     EL PASO
                                                      ENERGY       COASTAL                    COMBINED
                                                    HISTORICAL    HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                    ----------    ----------   -----------    ---------
Operating revenues................................    $9,500        $7,368         $           $16,868
                                                      ------        ------         ---         -------
Operating expenses
  Cost of gas and other products..................     6,970         4,377                      11,347
  Operation and maintenance.......................       956         1,587                       2,543
  Merger-related and asset impairment charges.....        15                                        15
  Ceiling test charges............................     1,035                                     1,035
  Depreciation, depletion and amortization........       624           443                       1,067
  Taxes, other than income taxes..................       138            88                         226
                                                      ------        ------         ---         -------
                                                       9,738         6,495                      16,233
                                                      ------        ------         ---         -------
Operating income (loss)...........................      (238)          873                         635
Other income, net.................................       186            94                         280
                                                      ------        ------         ---         -------
Income (loss) before interest, income taxes, and
  minority interest...............................       (52)          967                         915
                                                      ------        ------         ---         -------
Interest and debt expense.........................       387           295                         682
Minority interest.................................        12            16                          28
Income tax expense (benefit)......................      (170)          166                          (4)
                                                      ------        ------         ---         -------
                                                         229           477                         706
                                                      ------        ------         ---         -------
Income (loss) from continuing operations before
  preferred dividends of subsidiaries.............      (281)          490                         209
Preferred stock dividends of subsidiaries.........        25             7                          32
                                                      ------        ------         ---         -------
Income (loss) from continuing operations..........      (306)          483                         177
Dividends on preferred stock......................                       6                           6
                                                      ------        ------         ---         -------
Income (loss) from continuing operations available
  to common stockholders..........................    $ (306)       $  477         $           $   171
                                                      ======        ======         ===         =======
Basic earnings (loss) per share from continuing
  operations available to common stockholders.....    $(1.35)                                  $  0.35
                                                      ======                                   =======
Diluted earnings (loss) per share from continuing
  operations available to common stockholders.....    $(1.35)(e)                               $  0.34(e)
                                                      ======                                   =======
Basic average common shares outstanding...........       226                       268(d)          494
                                                      ======                       ===         =======
Diluted average common shares outstanding.........       237 (e)                   268(d)          505(e)
                                                      ======                       ===         =======

                            See accompanying notes.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (IN MILLIONS, EXCEPT PER COMMON SHARE AMOUNTS)

                                                     EL PASO
                                                      ENERGY       COASTAL                    COMBINED
                                                    HISTORICAL    HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                    ----------    ----------   -----------    ---------
Operating revenues................................   $10,015        $9,730         $           $19,745
                                                     -------        ------         ---         -------
Operating expenses
  Cost of gas and other products..................     7,308         6,864                      14,172
  Operation and maintenance.......................       966         1,610                       2,576
  Merger-related and asset impairment charges.....        50                                        50
  Depreciation, depletion, and amortization.......       639           433                       1,072
  Taxes, other than income taxes..................       138            90                         228
                                                     -------        ------         ---         -------
                                                       9,101         8,997                      18,098
                                                     -------        ------         ---         -------
Operating income..................................       914           733                       1,647
Other income, net.................................        94           119                         213
                                                     -------        ------         ---         -------
Income before interest and income taxes...........     1,008           852                       1,860
                                                     -------        ------         ---         -------
Interest and debt expense.........................       344           308                         652
Income tax expense................................       234           138                         372
                                                     -------        ------         ---         -------
                                                         578           446                       1,024
                                                     -------        ------         ---         -------
Income from continuing operations before preferred
  dividends of subsidiaries.......................       430           406                         836
Preferred stock dividends of subsidiaries.........        25             7                          32
                                                     -------        ------         ---         -------
Income from continuing operations.................       405           399                         804
Dividends on preferred stock......................                      17                          17
                                                     -------        ------         ---         -------
Income from continuing operations available to
  common stockholders.............................   $   405        $  382         $           $   787
                                                     =======        ======         ===         =======
Basic earnings per share from continuing
  operations available to common stockholders.....   $  1.81                                   $  1.60
                                                     =======                                   =======
Diluted earnings per share from continuing
  operations available to common stockholders.....   $  1.77                                   $  1.58
                                                     =======                                   =======
Basic average common shares outstanding...........       224                       268(d)          492
                                                     =======                       ===         =======
Diluted average common shares outstanding.........       229                       268(d)          497
                                                     =======                       ===         =======

                            See accompanying notes.

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) This amount reflects an estimated $70 million in merger-related transaction costs and an estimated $274 million in additional compensation expense we will incur when we issue common stock for Coastal's stock options.

(b) This amount represents the income tax consequences of our estimated merger-related transaction costs and additional compensation expense associated with the merger, and was calculated by multiplying those costs by an assumed income tax rate of 38 percent.

(c) These numbers reflect the exchange in the merger of 1.23 shares of our common stock for each outstanding share of Coastal's common stock and each outstanding share of Coastal's Class A common stock, 9.133 shares of our common stock for each outstanding share of Coastal's Series A and Series B convertible preferred stock, 17.98 shares of our common stock for each outstanding share of Coastal's Series C convertible preferred stock, and the cancellation of approximately $132 million of Coastal treasury stock. These numbers also include the issuance of an estimated 4 million shares of our common stock in exchange for Coastal stock options.

(d) We determined these adjustment amounts by multiplying the average outstanding shares of Coastal's common stock, Class A common stock, and convertible preferred stock for each period by the applicable exchange ratio contemplated by the merger agreement. Each period also includes the issuance of additional shares of our common stock for Coastal's stock options.

(e) As required by the accounting rules, we calculated diluted earnings (loss) per common share for 1999 and 1998 by excluding from the number of common shares outstanding, those securities which, if included, would have caused us to show greater earnings or a lower loss per common share.

        (c)  Exhibits.

     Each exhibit identified below is filed as a part of this report. Exhibits not incorporated by reference to a prior filing are designated by an asterisk; all exhibits not so designated are incorporated herein by reference to a prior filing as indicated.

              2.B -- Agreement and Plan of Merger, dated January 17, 2000, by and among El Paso, El Paso Merger Company and The Coastal Corporation (Exhibit 1 to Schedule 13D filed by El Paso on January 26, 2000, File No. 5-55241).

            *23.1 -- Consent of Deloitte & Touche LLP, Independent Auditors.

            *23.2 -- Consent of Huddleston & Co., Inc.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     EL PASO ENERGY CORPORATION



                                     By: /s/ Jeffrey I. Beason
                                        ----------------------------------------
                                         Jeffrey I. Beason
                                         Senior Vice President and Controller
                                         (Chief Accounting Officer)

Date:  February 2, 2001

                                 INDEX TO EXHIBITS




     Each exhibit identified below is filed as a part of this report. Exhibits not incorporated by reference to a prior filing are designated by an asterisk; all exhibits not so designated are incorporated herein by reference to a prior filing as indicated.

EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
  2.B   --   Agreement and Plan of Merger, dated January 17, 2000, by and among El Paso, El Paso Merger Company and The Coastal
             Corporation (Exhibit 1 to Schedule 13D filed by El Paso on
             January 26, 2000, File No. 5-55241).

*23.1   --   Consent of Deloitte & Touche LLP, Independent Auditors.

*23.2   --   Consent of Huddleston & Co., Inc.